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                                                                     Exhibit 4.2


                                                                  EXECUTION COPY



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                               HOMER CITY OL1 LLC

                $__________ 8.137% Series A Lessor Notes due 2019

                $__________ 8.734% Series B Lessor Notes due 2026



                    INDENTURE OF TRUST AND SECURITY AGREEMENT



                          Dated as of December __, 2001



                              THE BANK OF NEW YORK,
                           as Lease Indenture Trustee

                                       and

                              THE BANK OF NEW YORK,
                                as Security Agent

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

              ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    DEFINITIONS....................................................8
SECTION 1.2    OTHER DEFINITIONS.............................................13
SECTION 1.3    OTHER DEFINITIONS.............................................14
SECTION 1.4    ONE CLASS OF SECURITIES.......................................14

               ARTICLE II THE LESSOR NOTES

SECTION 2.1    LIMITATION ON LESSOR NOTES....................................14
SECTION 2.2    INITIAL LESSOR NOTES..........................................14
SECTION 2.3    EXECUTION AND AUTHENTICATION OF LESSOR NOTES..................15
SECTION 2.4    ISSUANCE AND TERMS OF THE INITIAL LESSOR NOTES................15
SECTION 2.5 PAYMENTS FROM INDENTURE ESTATE ONLY; NO PERSONAL LIABILITY OF THE OWNER PARTICIPANT SECURITY AGENT OR THE LEASE INDENTURE
               TRUSTEE.......................................................16
SECTION 2.6    SUBSEQUENT LESSOR NOTES.......................................17
SECTION 2.7    PAYMENT OF EXPENSES ON TRANSFER...............................18
SECTION 2.8    RESTRICTIONS OF TRANSFER RESULTING FROM FEDERAL SECURITIES
               LAWS; LEGEND..................................................19
SECTION 2.9    SECURITY FOR AND PARITY OF LESSOR NOTES.......................19
SECTION 2.10   ACCEPTANCE OF THE LEASE INDENTURE TRUSTEE AND APPOINTMENT OF
               THE SECURITY AGENT............................................19
SECTION 2.11   PAYING AGENT..................................................20
SECTION 2.12   PAYING AGENT TO HOLD MONEY IN TRUST...........................20
SECTION 2.13   [RESERVED]....................................................21
SECTION 2.14   REPLACEMENT LESSOR NOTES......................................21
SECTION 2.15   OUTSTANDING LESSOR NOTES......................................21
SECTION 2.16   TREASURY LESSOR NOTES.........................................22
SECTION 2.17   [RESERVED]....................................................22
SECTION 2.18   CANCELLATION..................................................22
SECTION 2.19   DEFAULTED INTEREST............................................22
SECTION 2.20   [RESERVED]....................................................23
SECTION 2.21   ASSUMPTION OF LESSOR NOTES....................................23


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           ARTICLE III RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                             FROM INDENTURE ESTATE

SECTION 3.1     DISTRIBUTION PRIOR TO LEASE INDENTURE EVENT OF DEFAULT.......25
SECTION 3.2     PAYMENTS FOLLOWING EVENT OF LOSS OR OTHER EARLY TERMINATION..26
SECTION 3.3     PAYMENTS AFTER LEASE INDENTURE EVENT OF DEFAULT..............27
SECTION 3.4     CERTAIN PAYMENTS.............................................28
SECTION 3.5     OTHER PAYMENTS...............................................29
SECTION 3.6     MANNER OF PAYMENT TO THE OWNER LESSOR........................29
SECTION 3.7     ESTABLISHMENT OF THE NOTE ACCOUNTS;  AND LIEN AND SECURITY
                INTEREST; ETC................................................30
SECTION 3.8     THE ACCOUNT BANK; LIMITED RIGHTS OF THE OWNER LESSOR.........31
SECTION 3.9     EXERCISE OF POWERS; INSTRUCTIONS OF REQUIRED LEASE INDENTURE
                SECURED PARTIES..............................................33
SECTION 3.10    INVESTMENT OF AMOUNTS HELD BY LEASE INDENTURE TRUSTEE........33

                      ARTICLE IV REDEMPTION AND PREPAYMENT

SECTION 4.1     NOTICES TO LEASE INDENTURE TRUSTEE...........................34
SECTION 4.2     SELECTION OF LESSOR NOTES TO BE REDEEMED.....................34
SECTION 4.3     NOTICE OF REDEMPTION.........................................35
SECTION 4.4     EFFECT OF NOTICE OF REDEMPTION...............................36
SECTION 4.5     DEPOSIT OF REDEMPTION PRICE..................................36
SECTION 4.6     LESSOR NOTES REDEEMED IN PART................................36
SECTION 4.7     OPTIONAL REDEMPTION..........................................37
SECTION 4.8     MANDATORY REDEMPTION.........................................37

                               ARTICLE V COVENANTS

SECTION 5.1     PAYMENT OF LESSOR NOTES......................................37
SECTION 5.2     STAY, EXTENSION AND USURY LAWS...............................38
SECTION 5.3     PAYMENTS FOR CONSENT.........................................39
SECTION 5.4     DEBT SERVICE RESERVE ACCOUNT.................................39


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                              ARTICLE VI SUCCESSORS

SECTION 6.1     LIMITATION ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY
                ALL ASSETS...................................................39

                  ARTICLE VII LEASE INDENTURE EVENTS OF DEFAULT

SECTION 7.1     LEASE INDENTURE EVENTS OF DEFAULT............................40
SECTION 7.2     CERTAIN RIGHTS TO CURE.......................................42
SECTION 7.3     ACCELERATION.................................................44
SECTION 7.4     OTHER REMEDIES...............................................44
SECTION 7.5     TAKING POSSESSION OF INDENTURE ESTATE........................45
SECTION 7.6     WAIVER OF PAST LEASE INDENTURE DEFAULTS......................46
SECTION 7.7     CONTROL BY MAJORITY..........................................47
SECTION 7.8     [RESERVED]...................................................47
SECTION 7.9     RIGHTS OF HOLDERS OF LESSOR NOTES TO RECEIVE PAYMENT.........47
SECTION 7.10    COLLECTION SUIT BY LEASE INDENTURE TRUSTEE...................47
SECTION 7.11    [RESERVED]...................................................47
SECTION 7.12    NO ACTION CONTRARY TO THE FACILITY LESSEE'S RIGHTS UNDER THE
                FACILITY LEASE...............................................47

             ARTICLE VIII LEASE INDENTURE TRUSTEE AND SECURITY AGENT

SECTION 8.1     DUTIES OF LEASE INDENTURE TRUSTEE AND SECURITY AGENT.........48
SECTION 8.2     RIGHTS OF LEASE INDENTURE TRUSTEE............................49
SECTION 8.3     INDIVIDUAL RIGHTS OF SECURITY AGENT..........................50
SECTION 8.4     LEASE INDENTURE TRUSTEE'S DISCLAIMER.........................51
SECTION 8.5     NOTICE OF LEASE INDENTURE DEFAULTS...........................51
SECTION 8.6     GENERAL AUTHORITY OF THE SECURITY AGENT OVER THE INDENTURE
                ESTATE.......................................................51
SECTION 8.7     COMPENSATION.................................................52
SECTION 8.8     REPLACEMENT OF LEASE INDENTURE TRUSTEE.......................52
SECTION 8.9     SUCCESSOR LEASE INDENTURE TRUSTEE BY MERGER, ETC.............54
SECTION 8.10    ELIGIBILITY; DISQUALIFICATION................................54
SECTION 8.11    OTHER CAPACITIES.............................................54


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                            ARTICLE IX SHARED RIGHTS

SECTION 9.1     CERTAIN RIGHTS OF OWNER LESSOR AND OWNER PARTICIPANT.........55
SECTION 9.2     NO REPRESENTATIONS OR WARRANTIES AS TO THE PROPERTY INTEREST.58

               ARTICLE X SUPPLEMENTS AND AMENDMENTS TO THIS LEASE
                         INDENTURE AND OTHER DOCUMENTS

SECTION 10.1    WITHOUT CONSENT OF NOTEHOLDERS OR REQUIRED NOTEHOLDERS.......58
SECTION 10.2    WITH CONSENT OF REQUIRED NOTEHOLDERS; LIMITATIONS............61
SECTION 10.3    DOCUMENTS FURNISHED TO NOTEHOLDERS...........................62
SECTION 10.4    LEASE INDENTURE TRUSTEE AND SECURITY AGENT PROTECTED.........62
SECTION 10.5    REVOCATION AND EFFECT OF CONSENTS............................63
SECTION 10.6    NOTATION ON OR EXCHANGE OF LESSOR NOTES......................63
SECTION 10.7    LEASE INDENTURE TRUSTEE TO SIGN AMENDMENTS, ETC..............63

               ARTICLE XI LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.....64
SECTION 11.2    LEGAL DEFEASANCE AND DISCHARGE...............................64
SECTION 11.3    COVENANT DEFEASANCE..........................................64
SECTION 11.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...................65
SECTION 11.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                OTHER MISCELLANEOUS PROVISIONS...............................67
SECTION 11.6    REPAYMENT TO OWNER LESSOR....................................67
SECTION 11.7    REINSTATEMENT................................................68

                 ARTICLE XII MISCELLANEOUS

SECTION 12.1    TERMINATION OF INDENTURE.....................................68
SECTION 12.2    NOTICES......................................................69
SECTION 12.3    RULES BY LEASE INDENTURE TRUSTEE AND AGENTS..................70


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SECTION 12.4    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                SHAREHOLDERS.................................................70
SECTION 12.5    GOVERNING LAW................................................71
SECTION 12.6    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................71
SECTION 12.7    SUCCESSORS...................................................71
SECTION 12.8    SEVERABILITY.................................................71
SECTION 12.9    COUNTERPART ORIGINALS........................................71
SECTION 12.10   TABLE OF CONTENTS, HEADINGS, ETC.............................71
SECTION 12.11   CONCERNING THE OWNER MANAGER.................................72
SECTION 12.12   ACKNOWLEDGEMENT..............................................72


EXHIBITS:

A        Form of Lessor Note
B        Form of Mortgage

SCHEDULES:

I        Schedule of Scheduled Payments of Principal
II       Participation Agreements
III      List of Note Accounts


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                    INDENTURE OF TRUST AND SECURITY AGREEMENT

                  This INDENTURE OF TRUST AND SECURITY AGREEMENT (LI1) (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "LEASE Indenture"), dated as of December __, 2001, among Homer City OL1 LLC, a Delaware limited liability company created for the benefit of the Owner Participant referred to below, as grantor (the "OWNER LESSOR" or the "MORTGAGOR"), The Bank of New York, as grantee and as successor in interest to United States Trust Company of New York (the "LEASE INDENTURE TRUSTEE" or the "MORTGAGEE") and The Bank of New York, as Security Agent (the "SECURITY AGENT").

                                   WITNESSETH:

                  WHEREAS, this Lease Indenture is executed pursuant to the Participation Agreement as of the date hereof set forth on Schedule II hereto among the Owner Lessor, the Owner Manager, the Owner Participant, EME Homer City Generation L.P. ("HOMER CITY"), Homer City Funding LLC ("LENDER"), the Lease Indenture Trustee, and the Bondholder Trustee (as defined herein);

                  WHEREAS, by a Facility Deed of even date intended to be recorded in the office of the Recorder of Deeds of Indiana County, Pennsylvania, Homer City will convey to the Owner Lessor an Undivided Interest Percentage in the Facility, which is more particularly described in Exhibit A attached hereto and made a part hereof and is located on the Facility Site in Indiana County, Pennsylvania;

                  WHEREAS, the Owner Lessor and Homer City (the "FACILITY LESSEE") will, pursuant to the Participation Agreement, enter into the Facility Lease Agreement (FL1), dated as of December __, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "FACILITY LEASE"), pursuant to which the Owner Lessor will lease to the Facility Lessee and the Facility Lessee will lease from the Owner Lessor for a term of 33 3/4 years all of the Owner Lessor's interest in and to the Facility with the right to nonexclusive possession thereof;

                  WHEREAS, a Memorandum of the Facility Lease executed by the Owner Lessor and Homer City is intended to be recorded as aforesaid;

                  WHEREAS, Homer City will lease to the Owner Lessor a corresponding undivided interest equal to the Undivided Interest Percentage in and to the Facility Site described in Exhibit B attached hereto and made a part hereof with the right to nonexclusive possession thereof and has granted certain non-exclusive easements (such undivided leasehold interest, together with such non-exclusive easements, the "GROUND INTEREST") pursuant to a Facility Site Lease between Homer City and the Owner Lessor (the "FACILITY SITE LEASE") as of the date hereof;
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                  WHEREAS, a Memorandum of the Facility Site Lease executed by
Homer City and the Owner Lessor is intended to be recorded prior to this Lease Indenture;

                  WHEREAS, the Owner Lessor will sublease the Ground Interest back to Homer City pursuant to a Sublease of even date herewith (the "FACILITY SITE SUBLEASE"), a memorandum of which is intended to be recorded;

                  WHEREAS, the Facility is more particularly described in Exhibit A attached hereto and made a part hereof and is located on the Facility Site located in Indiana County, in the Commonwealth of Pennsylvania, which, together with certain easements, are more particularly described in Exhibit B attached hereto and made a part hereof;

                  WHEREAS, the Owner Lessor was authorized and directed in the LLC Agreement (LA1), effective as of December __, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "LESSOR LLC AGREEMENT"), between Wells Fargo Bank Northwest, National Association, as independent manager (the "TRUST COMPANY"), and General Electric Capital Corporation (the "OWNER PARTICIPANT"), a copy of which is recorded contemporaneously herewith, to execute and deliver this Lease Indenture;

                  WHEREAS, in connection with the transactions contemplated by the Lessor LLC Agreement, the Owner Lessor entered into the Participation Agreement;

                  WHEREAS, by entering into an Assumption Agreement, dated December __, 2001, between Homer City and Edison Mission Holdings Co., Homer City will assume all obligations of Edison Mission Holdings Co. on the Existing Debt;

                  WHEREAS, the Owner Lessor, pursuant to the Facility Deed and Bill of Sale, will purchase the Undivided Interest from the Facility Lessee, the purchase price for which will include assumption of the Existing Debt from Homer City, and concurrently therewith will lease such Undivided Interest to the Facility Lessee pursuant to the Facility Lease;

                  WHEREAS, the holders of the Existing Debt have consented to the amendments and waivers to the Bondholder Indenture;

                  WHEREAS, in accordance with this Lease Indenture, the Owner Lessor will execute and deliver the Initial Lessor Notes, in consideration of the assumption of certain indebtedness by the initial Noteholders which constitutes a portion of the Purchase Price, and will grant to the Security Agent the Mortgage and the other liens and security interests herein provided;

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                  WHEREAS, in accordance with this Lease Indenture, the Owner
Lessor will execute and deliver an open-end mortgage, leasehold mortgage, assignment of leases and rents and fixture filing (the "Mortgage") in the form attached as Exhibit B hereto;

                  WHEREAS, this Lease Indenture is intended to be a security agreement under the Uniform Commercial Code of the State of New York;

                  WHEREAS, the Owner Lessor, the Security Agent and the Lease Indenture Trustee desire to enter into this Lease Indenture, to, among other things, provide for (a) the issuance by the Owner Lessor of the Lessor Notes in two series, and (b) creation of the liens and security interests in favor of the Security Agent as security for, INTER ALIA, the Owner Lessor's obligations to and for the benefit of the Debt Service Reserve Letter of Credit Secured Parties and for the benefit and security of such Noteholders; and

                  WHEREAS, in order to simplify the administration of the common collateral, the Lease Indenture Trustee and the Owner Lessor desire to appoint the Security Agent to serve as a common representative and to hold the Indenture Estate for the benefit of the Lease Indenture Secured Parties.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                GRANTING CLAUSE:

                  As collateral to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, the Lessor Notes from time to time outstanding hereunder, and all other amounts owing hereunder by the Owner Lessor and the performance and observance by the Owner Lessor of all the agreements, covenants and provisions contained in the Operative Documents, and the prompt payment of all amounts from time to time due or to become due to any Lease Indenture Secured Party under the Operative Documents (collectively, the "LESSOR SECURED OBLIGATIONS"), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Lessor Notes by the Noteholders thereof, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner Lessor does hereby pledge and grant a first priority security interest in, and by the execution and delivery of the Mortgage shall grant, bargain, sell, assign, transfer, convey, mortgage, pledge and warrant, unto and for the security and benefit of, the Security Agent acting for and on behalf of the Lease Indenture Secured Parties, a first priority mortgage lien on, all estate, right, title and interest now held or hereafter acquired by the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now or hereafter acquired, other than Excepted Payments (such property, rights, interests and


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privileges as are conveyed pursuant to this granting clause, but excluding
Excepted Payments and the rights to enforce and collect the sums as set forth herein, being hereinafter referred to as the "INDENTURE ESTATE"):

                  (1) the Undivided Interest, the Owner Lessor's interest in all goods (as defined in the Uniform Commercial Code as in effect in the State of New York from time to time) constituting the Facility; all Components; the Owner Lessor's interest in any Improvements; the Owner Lessor's interest in any Project Document now or hereinafter acquired by pledge, assignment or otherwise; the Facility Site Lease and the Ground Interest thereunder; the Facility Lease and all payments of any kind by the Facility Lessee thereunder (including Rent); the Facility Site Sublease and the Sublease Ground Interest thereunder and all payments of any kind by the Facility Lessee thereunder; Owner Lessor's interest in all tangible property located on or at or attached to the Facility Land that an interest in such tangible property arises under applicable real estate law ("FIXTURES"); the Facility Deed, the Bill of Sale, the Ownership and Operation Agreement, the Lessor LLC Agreement, and all and any interest in any property now or hereafter granted to the Owner Lessor pursuant to any provision of the Facility Site Lease, Facility Lease or the Facility Site Sublease; the Security Depositary Agreement, the Debt Service Reserve Letter of Credit, the Pledge and Collateral Agreement and each other Operative Document to which the Owner Lessor is a party (the Undivided Interest, the Owner Lessor's interest in any Components, the Owner Lessor's interest in any fixtures, Improvements and the Ground Interest are collectively referred to as the "PROPERTY INTEREST" and the documents, specifically referred to above in this paragraph (1) are collectively referred to as the "INDENTURE ESTATE DOCUMENTS"), including, without limitation, (x) all rights of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor) to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor), whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Default or Lease Event of Default and (y) any right to restitution from the Facility Lessee, any sublessee or any other Person in respect of any determination of invalidity of any such document;



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                  (2) all rents, royalties, issues, profits, revenues, proceeds, damages, claims and other income from the property described in this Granting Clause, including, without limitation, all payments or proceeds payable to the Owner Lessor as the result of the sale of the Property Interest or the lease or other disposition of the Property Interest, and all estate, right, title and interest of every nature whatsoever of the Owner Lessor in and to such rents, issues, profits, revenues and other income and every part thereof (the "LEASE
         REVENUES");

                  (3) all condemnation proceeds with respect to the Property Interest or any part thereof (to the extent of the Owner Lessor's interest therein), and all proceeds (to the extent of the Owner Lessor's interest therein) of all insurance maintained pursuant to
         Section 11 of the Facility Lease or otherwise;

                  (4) all other property of every kind and description and interests therein now held or hereafter acquired by the Owner Lessor pursuant to the terms of any Operative Document, wherever located;

                  (5) all damages resulting from breach (including, without limitation, breach of warranty or misrepresentation) or termination of any of the Indenture Estate Documents or arising from bankruptcy, insolvency or other similar proceedings involving any party to the Indenture Estate Documents;

                  (6) the Debt Service Reserve Account and all amounts on deposit therein; and

                  (7) all proceeds of the foregoing;

                  BUT EXCLUDING from the Indenture Estate all Excepted Payments, any and all rights to enforce and collect the same, and SUBJECT TO the rights of the Owner Lessor and the Owner Participant hereunder.

                  Concurrently with the delivery hereof, the Owner Lessor is delivering to the Security Agent on behalf of the Lease Indenture Secured Parties, from time to time the original executed counterpart of the Facility Lease to which a chattel paper receipt is attached and the Mortgage.

                  The Mortgage will be recorded in the Office of the Recorder of Deeds of Indiana County, Pennsylvania, and is intended (i) to constitute an open-end mortgage and leasehold mortgage and fixture filing under the laws of the Commonwealth of Pennsylvania and (ii) to be consistent with the terms and conditions of this Lease Indenture.

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                  The Mortgage is intended to constitute an open-end mortgage and leasehold mortgage under the laws of the Commonwealth of Pennsylvania and this Lease Indenture is intended to constitute a security agreement as required under the Uniform Commercial Code of the State of New York. This Lease Indenture and the Mortgage are given to secure the payment and performance of the Lessor Secured Obligations.

                  PROVIDED, HOWEVER, that if the principal, interest and any other amounts due in respect of all the Lessor Notes, all other amounts due to the Noteholders at the time and in the manner required hereby and by the Lessor Notes, the Facility Lease and the Participation Agreement (but not including Excepted Payments) and any other Lessor Secured Obligations shall have been paid, then this Lease Indenture and the Mortgage shall be surrendered and cancelled and upon such surrender and cancellation the rights hereby and thereby granted and assigned shall terminate and cease and the Security Agent shall take such actions as are required to be taken by it to evidence such termination and cancellation pursuant to and as directed under Section 12.1.

                  Subject to the terms and conditions hereof, the Lease Indenture Secured Parties do hereby irrevocably constitute and appoint the Security Agent as their true and lawful attorney (which appointment is coupled with an interest) with full power (in the name of each Lease Indenture Secured Party, as applicable) to ask, require, demand and receive any and all moneys and claims for moneys (in each case, including, without limitation, insurance and requisition proceeds to the extent of the Owner Lessor's interest therein but excluding in all cases Excepted Payments) due and to become due under or arising out of the Indenture Estate Documents and all other property which now or hereafter constitutes part of the Indenture Estate and, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings (other than in connection with the enforcement or collection of Excepted Payments) which the Security Agent may deem to be necessary or advisable. Pursuant to the Facility Lease, the Facility Lessee is directed to make all payments of Rent required to be paid or deposited with the Owner Lessor (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Owner Lessor pursuant to the Facility Lease (other than Excepted Payments) directly to the Security Agent at such address or addresses as the Security Agent shall specify, for application as provided in this Lease Indenture. Further, the Owner Lessor agrees that promptly on receipt thereof, it will transfer to the Security Agent any and all moneys from time to time received by it constituting part of the Indenture Estate, whether or not expressly referred to in the immediately preceding sentence, for distribution pursuant to this Lease Indenture.

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Lessor shall remain liable under the Indenture Estate Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Lease Indenture Trustee and the Noteholders shall have no obligation or liability under any term or provision


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thereof by reason of or arising out of the assignment hereunder, nor shall the
Lease Indenture Trustee or the Noteholders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligations of the Owner Lessor under or pursuant to any of the Indenture Estate Documents to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  The Owner Lessor agrees that at any time and from time to time, upon the written request of the Lease Indenture Trustee (acting on the instruction of any Noteholder) or any Noteholder, the Owner Lessor will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents necessary to obtain the full benefits of the assignment hereunder and of the rights and powers herein granted; PROVIDED, HOWEVER, that the Owner Lessor shall have no obligation to execute or deliver or to cause to be executed or delivered any further instruments or documents that would give the Lease Indenture Trustee, the Security Agents or the Lease Indenture Secured Parties Reserve Letter of Credit greater rights and powers than the rights and powers of the Owner Lessor which have been granted herein or intended to be granted herein.

                  The Owner Lessor does hereby warrant and represent that it has not assigned, pledged or granted a lien or security interest in, to or under, and hereby covenants that, so long as this Lease Indenture shall remain in effect and the lien hereof and of the Mortgage shall not have been released pursuant to Section 7.1 hereof, it will not assign, pledge or grant a lien or security interest in any of its estate, right, title or interest in, to or under, the Indenture Estate to anyone other than the Security Agent for the benefit of the Lease Indenture Secured Parties. The Owner Lessor hereby further covenants that with respect to its estate, right, title and interest in, to or under the Indenture Estate, it will not, except as provided in this Lease Indenture and except as to Excepted Payments, (i) accept any payment from the Facility Lessee or any sublessee or enter into any agreement amending, modifying or supplementing any of the Indenture Estate Documents, execute any waiver or modification of, or consent under, the terms of any of the Indenture Estate Documents or revoke or terminate any of the Indenture Estate Documents, (ii) settle or compromise any claim arising under any of the Indenture Estate Documents, or (iii) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Estate Documents to arbitration thereunder.

                  Except as provided herein, the Owner Lessor hereby ratifies and confirms its obligations under the Indenture Estate Documents and does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the Indenture Estate Documents or of any of the rights created by any such Indenture Estate Document or the assignment (subject to the previous paragraph) hereunder.

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                  The Security Agent, for itself and its successors and
permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the Noteholders of the Lessor Notes from time to time outstanding, without any priority of any one Lessor Note over any other except as herein otherwise expressly provided, (ii) the Lease Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Lease Indenture and (iii) the Debt Service Reserve Letter of Credit Secured Parties.

                  Accordingly, the Owner Lessor, for itself and its successors and permitted assigns, agrees that all Lessor Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Security Agent, for the benefit and security of the Noteholders from time to time of the Lessor Notes from time to time outstanding and the Debt Service Letter of Credit Secured Parties and to protect the security of this Lease Indenture, and the Lease Indenture Trustee and the Security Agent agree to accept the trusts and duties hereinafter set forth, as follows:

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       DEFINITIONS

                  "ACCEPTABLE CREDIT SUPPORT" means an irrevocable letter of credit from an Acceptable Credit Provider. In the event that (a) such letter of credit will expire or otherwise terminate, substitute Acceptable Credit Support must be provided at least 30 days prior to the applicable expiration or termination date or (b) a downgrade of any Acceptable Credit Provider by Moody's or S&P to below the minimum criteria specified in the definition thereof, substitute Acceptable Credit Support must be provided within 30 days of such event. Otherwise, in either such case above the Security Agent shall draw down the then outstanding amount of the Acceptable Credit Support and deposit such monies into the Debt Service Reserve Account.

                  "AGENT" means any Paying Agent, authenticating agent or securities custodian.

                  "ASSUMPTION EVENT" means the election by the Facility Lessee to assume the Lessor Notes pursuant to Section 10.2(b) or Section 13.4 of the Facility Lease.

                   "BONDHOLDER INDENTURE" means the Indenture dated May 27, 1999 between Edison Mission Holdings Co. and The Bank of New York, as Trustee, as amended and restated.

                  "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) to have been duly adopted by the Board of Directors of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) and to be in full force and effect on the date of such certification, and delivered to the Lease Indenture Trustee.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or the city and state in which the office of the Lease Indenture Trustee is located.

                  "CAPITAL LEASE OBLIGATION" means, as to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of the Lease Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "CLOSING DATE" means the date of issuance and delivery of the Initial Lessor Notes.

                  "COLLATERAL" means the collective reference to all assets, whether now owned or hereafter acquired, upon which a lien is created or granted from time to time pursuant to any Security Document.

                  "CORPORATE TRUST OFFICE OF THE LEASE INDENTURE TRUSTEE" shall be at the address of the Lease Indenture Trustee specified in Section 13.2 hereof or such other address as to which the Lease Indenture Trustee may give notice to the Owner Lessor.

                  "CUSTODIAN" means the Lease Indenture Trustee, as custodian with respect to the Lessor Notes in global form, or any successor entity thereto.

                  "DEBT SERVICE RESERVE ACCOUNT" has the meaning set forth in
Section 5.4 hereof.

                  "DEBT SERVICE RESERVE LETTER OF CREDIT SECURED PARTIES" means the Reimbursement Agreement Agent, the DSR Noteholder and the Issuer of the Debt Service Reserve Letter of Credit.

                  "DEPOSITARY" means, with respect to the Lessor Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.11 hereof as the Depositary with respect to the Lessor Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Lease Indenture.

                  "DSR NOTEHOLDER"shall have the meaning set forth in the Reimbursement Agreement.

                  DSR NOTES" shall have the meaning set forth in the Reimbursement Agreement.

                  "DUFF & PHELPS" means Duff & Phelps Credit Rating Co. and its successors and assigns.

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "FINANCING DOCUMENTS" has the meaning set forth in the Security Deposit Agreement.

                  "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "INDEPENDENT ENGINEER" means Stone and Webster Management Consultants, Inc. or another nationally recognized independent engineering and consulting firm which, as Independent Engineer, will independently review the technical aspects of the project, analyze the contractual structure and create financial projections for the benefit of the Noteholders.

                  "INDEPENDENT MANAGER" means Wells Fargo Bank Northwest, National Association, a Delaware corporation or its successors and assigns.

                  "ISSUER OF THE DEBT SERVICE RESERVE LETTER OF CREDIT" has the meaning set forth in the Reimbursement Agreement.

                  "LEASE INDENTURE DEFAULT" means an event or condition that, with the giving of notice or the lapse of time, or both, would become a Lease Indenture Event of Default.

                  "LEASE INDENTURE SECURED PARTY" means each Noteholder, the Security Agent, the Lease Indenture Trustee and the Reimbursement Agreement Agent, the DSR Noteholder and the Issuer of the Debt Service Reserve Letter of Credit.

                  "LESSOR NOTES" means the Series A Lessor Notes and the Series B Lessor Notes.

                  "MAKE-WHOLE PREMIUM" means, with respect to any Lessor Note to be redeemed on any Redemption Date, an amount calculated by the Owner Lessor as of such date equal to the excess, if any, of (i) the net present value of the then remaining scheduled installments of principal and payments of interest (but excluding that portion of any scheduled installment of principal or payment of interest that is actually due and paid on the Redemption Date) in respect of such Lessor Note calculated using a discount factor equal to the sum of the Treasury Yield plus 50 basis points, over (ii) the unpaid principal amount of such Lessor Note. Such Yield Maintenance Premium shall be determined in accordance with the following provisions:

         (a) the average life of the remaining scheduled installments of principal in respect of such Lessor Note (the "Remaining Average Life") shall be calculated as of such Redemption Date; and

         (b) the "Treasury Yield" shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); PROVIDED, HOWEVER, that, if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for maturities of the two United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

                  "MANAGER'S CERTIFICATE" means a certificate signed by the Independent Manager of the Owner Lessor.

                  "MOODY'S" means Moody's Investors Service, Inc., a division of Moody's Corporation, and its successors and assigns.

                  "NEW LESSOR NOTES" has the meaning set forth in Section 2.6(a) to this Lease Indenture.

                  "NOTEHOLDER" means a Person in whose name a Lessor Note is registered.

                  "OFFERING" means the offering of the Initial Lessor Notes by the Owner Lessor.

                  "OPINION OF COUNSEL" means a written opinion of counsel for any Person either expressly referred to in the Lease Indenture or otherwise reasonably satisfactory to the Lease Indenture Trustee which may include, without limitation, counsel for the Owner Lessor, whether or not such counsel is an employee of the Owner Lessor.

                  "POWER MARKET CONSULTANT" means PHB Hagler Bailly, Inc. or another nationally recognized power market consulting firm which, as Power Market Consultant, will perform a market study of certain markets relating to the Facility and develop independent electricity price forecasts for the benefit of the Noteholders.

                   "RECOVERY EVENT" means any settlement of or payment of $5,000,000 or more in respect of (i) any property or casualty insurance claim relating to the Facility or (ii) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Facility or any part thereof by any Governmental Authority.

                  "REDEMPTION DATE" means a date set forth for redemption of Lessor Notes pursuant to this Lease Indenture.

                  "REDEMPTION PRICE" means the price to be paid by the Owner Lessor for the Lessor Notes that are redeemed pursuant to this Lease Indenture.

                  "REIMBURSEMENT AGREEMENT" means the Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of December __, 2001, by and among the Owner Lessor, Westdeutsche Landesbank Girozentrale, New York Branch and Credit Suisse First Boston, New York Branch.

                  "REIMBURSEMENT AGREEMENT AGENT" means the Agent as defined in the Reimbursement Agreement.

                  "RENT DEFAULT REMEDY DATE" means the earlier to occur of the date on which (i) the Existing Debt is retired or (ii) there is an acceleration under Section 7.3 hereof so long as such acceleration is not rescinded.

                  "REQUIRED LEASE INDENTURE SECURED PARTIES" means, at any time, holders of debt that at such time hold greater than 50% of the sum of (i) the Lessor Notes outstanding at such time (disregarding for such computation any Lessor Notes held directly or beneficially by the Facility Lessee, the Owner Lessor, the Owner Participant, or any of their respective Affiliates, unless such Person owns all of the Lessor Notes in accordance with the provisions of this Lease Indenture) and (ii) in the case of the Debt Service Reserve Letter of Credit, the commitments with respect thereto at such time.

                  "RESPONSIBLE OFFICER," when used with respect to the Lease Indenture Trustee, means any officer within the Corporate Trust Office of the Lease Indenture Trustee (or any successor group of the Lease Indenture Trustee) or any other officer of the Lease Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "S&P" means Standard & Poor's Rating Services.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR RENT" has the meaning set forth in the Security Deposit Agreement.

                  "SERIES A LESSOR NOTES" has the meaning set forth in Section 2.2.

                  "SERIES B LESSOR NOTES" " has the meaning set forth in Section 2.2.

SECTION 1.2       OTHER DEFINITIONS

                                                                      Defined in
         Term                                                           Section

         "AUTHENTICATION ORDER"............................................2.2
         "COVENANT DEFEASANCE".............................................2.3
         "DTC".............................................................2.3
         "EVENT OF LEASE INDENTURE DEFAULT"................................6.1
         "INCUR"...........................................................4.9
         "INITIAL LESSOR NOTES"............................................2.2
         "LEASE INDENTURE EVENT OF DEFAULT"................................7.1
         "LEGAL DEFEASANCE"................................................8.2
         "LESSOR NOTES PAYMENT ACCOUNT"....................................3.7
         "LESSOR SECURED OBLIGATIONS"..........................Granting Clause
         "NOTE ACCOUNTS"...................................................3.7
         "NOTE ACCOUNTS COLLATERAL.........................................3.7
         "NOTICE OF ACTION"................................................3.9
         "PAYING AGENT"....................................................2.3
         "PERMITTED INDEBTEDNESS"..........................................4.9
         "PERMITTED LIENS"................................................4.13
         "SECTION 9.1 RIGHTS"..............................................9.1
         "SECURITY AGENT'S ACCOUNT"........................................3.7

SECTION 1.3       OTHER DEFINITIONS

                  Unless otherwise defined in SECTION 1.1 hereof (including Annex A hereto), each capitalized term used in this Lease Indenture and not otherwise defined herein shall have the respective meaning set forth in Appendix A to the Participation Agreement (PA1) dated as of December __, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "PARTICIPATION AGREEMENT") among the Facility Lessee, the Owner Manager, the Owner Lessor, the Owner Participant, the Lease Indenture Trustee, the Lender and the Bondholder Lease Indenture Trustee, unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Lease Indenture and specifically defined herein.

SECTION 1.4       ONE CLASS OF SECURITIES

                  The Series A Lessor Notes and Series B Lessor Notes (and any Subsequent Lessor Notes issued pursuant to Section 2.6 hereof) shall vote and consent together on all matters as one class and none of the Series A Lessor Notes or Series B Lessor Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II
                                THE LESSOR NOTES

SECTION 2.1       LIMITATION ON LESSOR NOTES

                  No Lessor Notes may be issued under the provisions of, or become secured by, this Lease Indenture except in accordance with the provisions of this Section 2. The aggregate principal amount of the Lessor Notes which may be authenticated and delivered and outstanding at any one time under this Lease Indenture shall be limited to the aggregate principal amount of the Initial Lessor Notes issued on the Closing Date to the Lender plus the aggregate principal amount of Additional Lessor Notes issued pursuant to Section 2.6 hereof.

SECTION 2.2       INITIAL LESSOR NOTES

                  There are hereby created and established hereunder two series of Lessor Notes consisting of the Series A Lessor Notes (the "Series A Lessor Notes") and the Series B Lessor Notes (the "Series B Lessor Notes"), each in substantially the form set forth in Exhibit A to this Lease Indenture and each such series in the aggregate principal amount, having installments payable on the dates and in the amounts and having the final maturity date and interest rate set forth in Schedule I to this Lease Indenture (the Series A

Lessor Notes and the Series B Lessor Notes, collectively, the "INITIAL LESSOR NOTES" or, individually, an "INITIAL LESSOR NOTE").

SECTION 2.3       EXECUTION AND AUTHENTICATION OF LESSOR NOTES

                  Each Lessor Note issued hereunder shall be executed and delivered on behalf of the Owner Lessor by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such Lessor Note and be in denominations of not less than $1,000. Any Lessor Note may be signed by a Person who, at the actual date of the execution of such Lessor Note, is an authorized signatory of the Owner Lessor although at the nominal date of such Lessor Note such Person may not have been an authorized signatory of the Owner Lessor. No Lessor Note shall be secured by or be entitled to any benefit under this Lease Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form set forth in Exhibit D to this Lease Indenture (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.6 hereof), executed by the Lease Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Lessor Note shall be conclusive evidence that such Lessor Note has been duly authenticated and delivered hereunder. The Lease Indenture Trustee shall authenticate and deliver the Initial Lessor Notes for original issue in the respective aggregate principal amounts specified in Schedule I to this Lease Indenture, upon a written order of the Owner Lessor signed on its behalf by the Owner Manager. The Lease Indenture Trustee shall authenticate and deliver Subsequent Lessor Notes, upon a written order of the Owner Lessor executed on its behalf by the Owner Manager and satisfaction of the conditions specified in Section 2.6 hereof. Such order shall specify the principal amount of the Subsequent Lessor Notes to be authenticated and the date on which the original issue of Subsequent Lessor Notes is to be authenticated.

SECTION 2.4       ISSUANCE AND TERMS OF THE INITIAL LESSOR NOTES

         (a) There shall be issued to the Lender the Initial Lessor Notes, dated the Closing Date. The aggregate amount of the Initial Lessor Notes shall be in the principal amount equal to the aggregate principal amount of the Lessor Notes purchased by the Lender from the Owner Lessor pursuant to Section 2.1(b) of the Participation Agreement.

         (b) Interest, including post-petition interest in any proceeding under any Bankruptcy Code (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and, to the extent permitted by Requirements of Law, on overdue interest or Make-Whole Premium shall be paid on demand at a rate that is 1% per annum in excess of the rate then in effect.

SECTION 2.5 PAYMENTS FROM INDENTURE ESTATE ONLY; NO PERSONAL LIABILITY OF THE OWNER PARTICIPANT SECURITY AGENT OR THE LEASE INDENTURE TRUSTEE

                  Except as may otherwise specifically be provided in this Lease Indenture or in the Participation Agreement, all payments to be made in respect of the Lessor Notes or under this Lease Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of
Section 3 hereof, and the Owner Participant shall not have any obligation for payments in respect of the Lessor Notes or under this Lease Indenture. The Lease Indenture Trustee, the Security Agent, each Noteholder and the Debt Service Reserve Letter of Credit Secured Parties, by its acceptance thereof, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Lease Indenture Trustee, the Security Agent, or such Noteholder or the Debt Service Reserve Letter of Credit Secured Parties, as the case may be, as herein provided and that, except as expressly provided in this Lease Indenture or the Participation Agreement, (x) none of the Owner Participant, the Trust Company, the Security Agent, or the Lease Indenture Trustee, or any Affiliate of any thereof, shall be personally liable to such Noteholder or the Debt Service Reserve Letter of Credit Secured Parties for any amounts payable hereunder, under such Lessor Note or for any performance to be rendered under any Indenture Estate Document or for any liability under any Indenture Estate Document, and (y) such amounts shall be non-recourse to the assets of each of the Owner Participant, the Security Agent, the Trust Company or the Lease Indenture Trustee or the Debt Service Reserve Letter of Credit Secured Parties, or any Affiliate of any thereof. Without prejudice to the foregoing, the Owner Lessor will duly and punctually pay or cause to be paid the principal of, premium (including, without limitation, Make-Whole Premium), if any, and interest on all Lessor Notes according to their terms and the terms of this Lease Indenture. Nothing contained in this Section 2.5 limiting the liability of the Owner Lessor shall derogate from the right of the Lease Indenture Trustee the Security Agent, the Noteholders and the Debt Service Reserve Letter of Credit Secured Parties to proceed against the Indenture Estate to secure and enforce all payments and obligations due hereunder and under the Indenture Estate Documents and the Lessor Notes.

                  In furtherance of the foregoing, to the fullest extent permitted by law, each Noteholder (and each assignee of such Person) and each Debt Service Reserve Letter of Credit Secured Party, by their acceptance thereof, agrees, as a condition to its being secured under this Lease Indenture, that neither they nor the Lease Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

                  Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor expressly made set forth in the Participation Agreement or the Lessor LLC Agreement.

SECTION 2.6      SUBSEQUENT LESSOR NOTES

         (a) The Owner Lessor may, subject to the conditions hereafter provided in this Section 2.6, issue additional Lessor Notes ("SUBSEQUENT LESSOR NOTES") under and secured by this Lease Indenture, at any time or from time to time for the purpose of (i) providing funds for a Supplemental Financing pursuant to
Section 12.1 of the Participation Agreement (Subsequent Lessor Notes issued for such purpose, the "ADDITIONAL LESSOR NOTES") or (ii) refinancing the Lessor Notes or other Subsequent Lessor Notes pursuant to Section 12.2 of the Participation Agreement (Subsequent Lessor Notes issued for such purpose, the "NEW LESSOR NOTES").

         (b) Before any Subsequent Lessor Notes shall be issued under the provisions of this Section 2.6, the Owner Lessor shall have delivered to the Lease Indenture Trustee, not less than 5 (15 days in the case of New Lessor Notes) days nor more than 60 days (or in the case of a Supplemental Financing under Section 12.1 of the Participation Agreement, 90 days) prior to the proposed date of issuance of such Subsequent Lessor Notes, a request and authorization to issue such Subsequent Lessor Notes, which request and authorization shall (i) contain the proposed date of issuance of such Lessor Notes and the terms thereof and (ii) include a certification by the Facility Lessee that the terms of such Lessor Notes are in compliance with this Section
2.6 and Section 12.1 or 12.2 of the Participation Agreement, as the case may be. Such Subsequent Lessor Notes shall have a designation so as to distinguish such Subsequent Lessor Notes from the Lessor Notes theretofore issued, be dated their respective dates of issuance, bear interest at such rates (which may be either fixed or floating) as shall be agreed between the Facility Lessee and the Owner Lessor, and shall be stated to be payable by their terms not later than the latest date permitted therefore under Section 12.1 or 12.2 of the Participation Agreement, as the case may be.

         (c) Except as to any differences in the maturity dates of the Subsequent Lessor Notes or the rate or rates of interest thereon, such Subsequent Lessor Notes shall be on a parity with, and shall be entitled to the same benefits and security of this Lease Indenture, and shall be subject to the same terms hereof, as the other Lessor Notes issued pursuant to the terms hereof.

         (d) The terms, provisions and designations of such Subsequent Lessor Notes shall be set forth in a supplement to this Lease Indenture executed by the Owner Lessor, the Lease Indenture Trustee and the Security Agent. Such Subsequent Lessor Notes shall be executed, delivered and registered as provided in this Lease Indenture, but before such Subsequent Lessor Notes shall be delivered and registered there shall be delivered to the Lease Indenture Trustee and the Security Agent, in addition to other documents and certificates required by this Section 2.6, the following, all of which shall be dated as of the date of the supplement to this Lease Indenture:

                  (i) a copy of such supplement (which shall include the form of such series of Subsequent Lessor Notes);

                  (ii) unless the Subsequent Lessor Notes will upon issuance be the only Lessor Notes outstanding, evidence of the filing of record of such supplement, together with UCC lien searches, supplemental title reports, opinions, title insurance endorsements and such other evidence that may be reasonably required by the Lease Indenture Trustee or the Security Agent, as applicable, demonstrating that this Lease Indenture and such supplement provide a first-priority perfected lien and security interest, subject to Permitted Liens, in the Indenture Estate for the full amount of all Lessor Notes outstanding, including all Subsequent Lessor Notes described in such supplement and the Debt Service Reserve Letter of Credit Secured Parties;

                  (iii) an officer's certificate of an Authorized Officer of the Facility Lessee stating that (A) no Lease Default or Lease Event of Default has occurred and is continuing, (B) the conditions in respect of the issuance of such Subsequent Lessor Notes contained in this
         Section 2.6 have been satisfied, (C) the Basic Lease Rent and the Termination Value are calculated to be sufficient to pay all the outstanding Lessor Notes, after taking into account the issuance of such Subsequent Lessor Notes and any related prepayment of Lessor Notes theretofore outstanding and (D) all conditions to the Supplemental Financing or refinancing contained in Section 12.1 or 12.2 of the Participation Agreement or in any other provision of the Operative Documents have been satisfied;

                  (iv) a Manager's Certificate of the Owner Lessor stating that no Lease Indenture Default has occurred and is continuing; and

                  (v) an opinion of counsel to the Owner Lessor that the Subsequent Lessor Notes and the supplement to this Lease Indenture have been duly authorized, executed and delivered by the Owner Lessor and constitute the legal, valid and binding obligations of the Owner Lessor enforceable in accordance with their terms.

SECTION 2.7      PAYMENT OF EXPENSES ON TRANSFER

                  Upon the issuance of a new Lessor Note or Lessor Notes pursuant to Section 2.14 or 2.6 hereof, the Owner Lessor or the Lease Indenture Trustee may require from the party requesting the issuance of such new Lessor Note or Lessor Notes payment of a sum to reimburse the Owner Lessor and the Lease Indenture Trustee for, or to provide funds for, the payment on an After-Tax Basis to the Owner Lessor, Lease Indenture Trustee, Security Agent, Owner Participant and any OP Member of any tax or other governmental charge, legal fees and expenses in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Lessor or the Lease Indenture Trustee.

SECTION 2.8 RESTRICTIONS OF TRANSFER RESULTING FROM FEDERAL SECURITIES LAWS; LEGEND

                  Each Lessor Note shall be delivered to the initial Noteholder thereof without registration of such Lessor Note under the Securities Act and without qualification of this Lease Indenture under the Trust Indenture Act of 1939, as amended. Prior to any transfer of any such Lessor Note, in whole or in part, to any Person, the Noteholder thereof shall furnish to the Facility Lessee, the Lease Indenture Trustee and the Owner Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Lease Indenture Trustee, the Owner Lessor and the Facility Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Lease Indenture under the Trust Indenture Act of 1939, as amended, and all Lessor Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

SECTION 2.9       SECURITY FOR AND PARITY OF LESSOR NOTES

                  All Lessor Notes issued and outstanding hereunder shall rank on a parity with each other and with each Debt Service Reserve Letter of Credit Secured Party and shall as to each other be secured equally and ratably by this Lease Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

SECTION 2.10 ACCEPTANCE OF THE LEASE INDENTURE TRUSTEE AND APPOINTMENT OF THE SECURITY AGENT

         (a) Each Noteholder, by its acceptance of a Lessor Note, shall be deemed to have consented to the appointment of the Lease Indenture Trustee.

         (b) Each of the Lease Indenture Secured Parties or their representatives hereby designates and appoints The Bank of New York as the security agent for such Lease Indenture Secured Parties under the Lease Indenture and the Mortgage, and authorizes The Bank of New York in such capacity to take such action on its behalf under the provisions of the Lease Indenture and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Lease Indenture, together with such other powers as are incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Lease Indenture, the Security Agent shall not have any duties or responsibilities, except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Lease Indenture or otherwise exist against the Security Agent.

SECTION 2.11      PAYING AGENT

         (a) The Owner Lessor shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Lessor Notes must be presented for registration of transfer and payment by a paying agent ("PAYING AGENT"). The Paying Agent shall keep a register of the Lessor Notes both as to principal and stated interest thereon and of their transfer. The Owner Lessor shall cause the Paying Agent to ensure that the transfer of any Lessor Notes will be effected only by the surrender of the old instrument and either (i) the reissuance by the Paying Agent of the old instrument to the new holder or (ii) the issuance by the Paying Agent of a new instrument to the new holder. The Owner Lessor shall also cause the Paying Agent to ensure that the right to the principal of, and stated interest on, any Lessor Notes will be transferred only through the book entry system maintained by the Paying Agent. The Owner Lessor may appoint one or more additional paying agents. The term Paying Agent includes any additional paying agent. The Owner Lessor may change any Paying Agent without notice to any Noteholder. The Owner Lessor shall notify the Security Agent and the Lease Indenture Trustee in writing of the name and address of any Paying Agent not a party to this Lease Indenture. If the Owner Lessor fails to appoint or maintain another entity as Paying Agent, the Lease Indenture Trustee shall act as such.

         (b) The Owner Lessor initially appoints the Lease Indenture Trustee to act as the Paying Agent and to act as Custodian with respect to the Lessor Notes.

         (c) The Security Agent shall deposit with the Lease Indenture Trustee for as long as the Lessor Note Indenture is outstanding, (or to the Paying Agent if applicable) a sum sufficient to pay such principal and interest, and premium, if any, when so becoming due. The Owner Lessor shall require each Paying Agent (other than the Lease Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Lease Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Lessor Notes and shall notify the Lease Indenture Trustee of any default by the Security Agent in making any such payment.

SECTION 2.12      PAYING AGENT TO HOLD MONEY IN TRUST

                  The Owner Lessor shall require each Paying Agent other than the Lease Indenture Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Debt Service Reserve Letter of Credit Secured Parties, as applicable, and all money held by the Paying Agent for the payment of principal on, premium, if any, or interest on the Lessor Notes, and will notify the Lease Indenture Trustee in writing of any default by the Security Agent in making any such payment. While any such default continues, the Lease Indenture Trustee may require a Paying Agent to pay all money held by it to the Lease Indenture Trustee. The Owner Lessor at any time may require a Paying Agent to pay all money held by it to the Lease Indenture Trustee. Upon payment over to the Lease Indenture Trustee, the Paying Agent shall have no further liability for the money.

SECTION 2.13      [RESERVED]

SECTION 2.14      REPLACEMENT LESSOR NOTES

                  If any mutilated Lessor Note is surrendered to the Lease Indenture Trustee or the Owner Lessor and the Lease Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Lessor Note, the Owner Lessor shall issue and the Lease Indenture Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Lessor Note and deliver in lieu of such Lessor Note, a new Lessor Note, dated the same date as such Lessor Note and of like tenor and principal amounts. If required by the Lease Indenture Trustee or the Owner Lessor, an indemnity Lessor Note must be supplied by the Noteholder that is sufficient in the judgment of the Lease Indenture Trustee and the Owner Lessor to protect the Owner Lessor, the Lease Indenture Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Lessor Note is replaced. The Owner Lessor and the Lease Indenture Trustee may charge for their expenses in replacing a Lessor Note.

                  Every replacement Lessor Note is an additional obligation of the Owner Lessor and shall be entitled to all of the benefits of this Lease Indenture equally and proportionately with all other Lessor Notes duly issued hereunder.

SECTION 2.15      OUTSTANDING LESSOR NOTES

                  The Lessor Notes outstanding at any time are all the Lessor Notes authenticated by the Lease Indenture Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.16 hereof, a Lessor Note does not cease to be outstanding because the Owner Lessor or an Affiliate of the Owner Lessor holds the Lessor Note.

                  If a Lessor Note is replaced pursuant to Section 2.14 hereof, it ceases to be outstanding unless the Lease Indenture Trustee receives proof satisfactory to it that the replaced Lessor Note is held by a bona fide purchaser.

                  If the principal amount of any Lessor Note is considered paid under Section 5.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

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

                  If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Lessor Notes payable on that date, then on and after that date such Lessor Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.16      TREASURY LESSOR NOTES

                  In determining whether the Noteholders of the required principal amount of Lessor Notes have concurred in any direction, waiver or consent, Lessor Notes owned by the Owner Lessor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Lessor shall be considered as though not outstanding, except that for the purposes of determining whether the Lease Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Lessor Notes that the Lease Indenture Trustee knows are so owned shall be so disregarded.

SECTION 2.17      [RESERVED]

SECTION 2.18      CANCELLATION

                  The Owner Lessor at any time may deliver Lessor Notes to the Lease Indenture Trustee for cancellation. The Paying Agent shall forward to the Lease Indenture Trustee any Lessor Notes surrendered to it for registration of transfer, exchange or payment. The Lease Indenture Trustee and no one else shall cancel all Lessor Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Lessor Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Lessor Notes shall be delivered (at the expense of the Owner Lessor) to the Owner Lessor. The Owner Lessor may not issue New Lessor Notes to replace Lessor Notes that it has paid or that have been delivered to the Lease Indenture Trustee for cancellation.

SECTION 2.19      DEFAULTED INTEREST

                  If the Owner Lessor defaults in a payment of interest on the Lessor Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Noteholders on a subsequent special record date, in each case at the rate provided in the Lessor Notes and in Section 5.1 hereof. The Owner Lessor shall notify the Security Agent and the Lease Indenture Trustee in writing of the amount of defaulted interest proposed to be paid on each Lessor Note and the date of the proposed payment. The Owner Lessor shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Owner Lessor (or, upon the written request of the Owner Lessor, the Lease Indenture Trustee in the name and at the expense of the Owner

Lessor) shall mail or cause to be mailed to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.20      [RESERVED]

SECTION 2.21      ASSUMPTION OF LESSOR NOTES

         (a) Upon the occurrence of an Assumption Event, the Facility Lessee may notify the Security Agent and the Lease Indenture Trustee of its intention to assume all of the Lessor Notes in whole (but not in part) pursuant to and in accordance with this Section 2.21. In the event of the occurrence of an Assumption Event and provided each of the conditions set forth below have been satisfied, all of the obligations and liabilities of the Owner Lessor under this Lease Indenture and each Lessor Note shall be assumed by the Facility Lessee and the Owner Lessor shall be released and discharged without further act or formality whatsoever from all obligations and liabilities under this Lease Indenture and each Lessor Note:

                  (i) no Lease Event of Default shall have occurred and be continuing after giving effect to such assumption;

                  (ii) the Lease Indenture Trustee shall have received a supplement to this Lease Indenture which shall, among other things, (A) confirm the release of the Owner Lessor thereby effected and (B) contain provisions appropriately amending this Lease Indenture: (1) to reflect the fact that the obligations of the Owner Lessor under this Lease Indenture have been assumed directly by the Facility Lessee, (2) to incorporate herein such provisions from the Facility Lease, the Facility Site Lease and the Participation Agreement as shall be appropriate, including covenants substantially identical to those set forth in the Facility Lease and (3) as otherwise necessary to reflect the foregoing provisions and preserve, protect and maintain the Lien on the Indenture Estate (such supplement, the "ASSUMPTION AGREEMENT");

                  (iii) the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee and the Noteholders of the Lessor Notes, to the effect that (A) the Assumption Agreement and each other instrument, document or agreement executed and delivered by the Facility Lessee in connection with the assumption contemplated by the Assumption Agreement (collectively, the "ASSUMPTION DOCUMENTS") have been duly authorized, executed and delivered by the Facility Lessee, (B) each Assumption Document and the assumption contemplated thereby do not contravene (1) the Organic Documents of the Facility Lessee, (2) any contractual obligation of the Facility Lessee or (3) Requirements of Law, (C) no Governmental Approval is necessary or required in connection with any Assumption with any Assumption Document or the assumption contemplated thereby (or, if any such Governmental Approval is necessary or required that the same has been duly obtained and is final and in full force and effect and any period for the filing of notice of rehearing or application for judicial review of the issuance of such Governmental Approval has expired without any such notice or application having been made), (D) each Assumption Document is a legal, valid and binding obligation of the Facility Lessee, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights generally and equitable principles), (E) unless the Facility Lessee has elected to provide to the Lease Indenture Trustee an indemnity against the risk that such assumption of the Lessor Notes will cause a Tax Event to occur as to any direct or indirect holder of a Lessor Note (including any holder of the Bonds), such Assumption Agreement and the assumption of the Notes thereunder shall not cause a Tax Event to occur as to any direct or indirect holder of any Lessor Note (including any Fundco Bondholders) and (F) the lien of this Lease Indenture will continue to be a first priority perfected lien on the Indenture Estate;

                  (iv) the Lease Indenture Trustee shall have received copies of all Governmental Approvals (if any) referred to in the opinion of counsel referred to in clause (iii) above;

                  (v) the Lease Indenture Trustee shall have received UCC lien searches, supplemental title reports, opinions and such other evidence as may reasonably be required by the Lease Indenture Trustee demonstrating that no impairment exists or will exist to the first priority perfected lien and security interest in the Undivided Interest; and

                  (vi) the Lease Indenture Trustee shall have received ratings letters from each of Moody's and S&P to the effect that the then existing rating of the Bonds will not be downgraded as a result of such assumption.

         (b) Notice of any assumption of the Lessor Notes shall be given by the Lease Indenture Trustee to the Noteholders as promptly as practicable after the Lease Indenture Trustee has received notice thereof in accordance with the first sentence of section 2.21(a) hereof.



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

                                   ARTICLE III
                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM INDENTURE ESTATE

SECTION 3.1       DISTRIBUTION PRIOR TO LEASE INDENTURE EVENT OF DEFAULT

                  Except as otherwise provided in Section 3.2 or 3.3 of this Lease Indenture, each installment of Basic Lease Rent and any payment of Supplemental Lease Rent constituting interest on overdue installments of Basic Lease Rent or constituting reimbursement for any drawing under the Debt Service Reserve Letter of Credit received by the Security Agent, or otherwise payable to the Owner Lessor pursuant to Sections 10, 13 or 14 of the Facility Lease shall be deposited into the Security Agent's Account and distributed in the following order of priority:

                           FIRST, ratably to (i) so much of such amounts as
                  shall be required to pay in full the aggregate principal, accrued interest and other fees and expenses (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, on overdue interest) then due and payable under the Lessor Notes issued under this Lease Indenture shall be deposited into the Lessor Notes Payment Account and distributed by the Lease Indenture Trustee or by each Paying Agent and shall be distributed to the Noteholders ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the amount of such payment then due and payable under each such Lessor Note bears to the aggregate amount of the payments then due and payable under all such Lessor Notes and (ii) so much of such amounts as shall be required to reimburse the Issuer of the Debt Service Reserve Letter of Credit for any amount drawn thereunder or to pay in full the aggregate principal, accrued interest and other fees and expenses (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, on overdue interest) then due and payable under the DSR Notes;

                           SECOND, so much of such amounts as shall be required
                  to meet the required balance in the Debt Service Reserve Account pursuant to Section 5.4 shall be distributed to the Debt Service Reserve Account; and

                           THIRD, the balance, if any, of such amounts remaining
                  in the Lessor Notes Payment Account shall be distributed to the Owner Lessor for distribution by it in accordance with the terms of the Lessor LLC Agreement; PROVIDED, HOWEVER, that if a Lease

                  Indenture Event of Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "THIRD" but shall be held by the Lease Indenture Trustee or the Security Agent, as applicable, as part of the Indenture Estate until the earliest to occur of
                  (i) receipt by the Security Agent of a Notice of Action stating that all Lease Indenture Events of Default shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "THIRD," or (ii) receipt by the Security Agent of a Notice of Action stating that Section 3.3 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said Section 3.3.

SECTION 3.2       PAYMENTS FOLLOWING EVENT OF LOSS OR OTHER EARLY TERMINATION

         (a) Except as otherwise provided in Section 3.3 hereof, any payment received by the Security Agent and deposited into the Security Agent's Account on account of a redemption of the Lessor Notes shall then be deposited into the Lessor Notes Payment Account and distributed by the Lease Indenture Trustee or by each Paying Agent with respect to such redemption arising pursuant to Article 4 hereof in the following order of priority: FIRST, as provided in clause "SECOND" of Section 3.3 hereof; (but including all Make-Whole Premium (if any) due in respect thereof required to be paid in accordance with Section 4.7 hereof); SECOND, to reimburse the applicable Noteholders (to the extent not previously reimbursed) for any reasonable out-of-pocket costs or expenses incurred in connection with such prepayment (including payments provided for in clause "THIRD" of Section 3.3 hereof); and THIRD, as provided in clause "FOURTH" of Section 3.3 hereof.

         (b) Except as otherwise provided in Section 3.2(a) or 3.3 hereof, any amounts received directly or indirectly from any Governmental Authority or insurer or other party not as a result of an Event of Loss or pursuant to any provision of Section 10.3, Section 10.5 or Section 11 of the Facility Lease shall be applied as provided in the applicable provisions of the Facility Lease and, if and to the extent that any portion of such amounts are required to be held for the account of the Facility Lessee and are not at the time required to be paid to the Facility Lessee pursuant to the applicable provisions of the Facility Lease, shall be promptly paid to (if not initially paid directly to the Security Agent) and, thereafter, held by, the Security Agent as security for the obligations of the Facility Lessee under the Facility Lease, and at such time as the Security Agent shall have received written notice from the Facility Lessee
(i) stating that the conditions specified in the Facility Lease for payment of such amounts to the Facility Lessee shall have been satisfied and (ii) setting out the portion of such amounts so held by the Security Agent to be paid to the Facility Lessee, the Security Agent shall pay to the Facility Lessee the amount specified in such notice.

SECTION 3.3       PAYMENTS AFTER LEASE INDENTURE EVENT OF DEFAULT

                  If, during the continuance of a Lease Indenture Event of Default, (a) the Security Agent has elected to pursue remedies in respect thereof or (b) the entire principal amount of the Lessor Notes shall have become due and payable as provided herein, all payments (other than Excepted Payments) received by the Security Agent or the Lease Indenture Trustee or by each Paying Agent in respect of all amounts (other than Excepted Payments) held or realized by the Security Agent or the Lease Indenture Trustee upon, and all other payments or amounts (other than Excepted Payments) held by the Security Agent or the Lease Indenture Trustee or by each Paying Agent as part of the Indenture Estate shall be promptly distributed in the following order of priority:

                           FIRST, to the Lease Indenture Trustee and the
                  Security Agent, so much of such payments or amounts as shall be required to reimburse the Lease Indenture Trustee and the Security Agent for any amounts payable to them under Section
                  8.7 hereof and Section 10.1 of the Participation Agreement and not previously paid;

                           SECOND, ratably paid to (i) so much of such payments
                  or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Lessor Notes and accrued but unpaid interest and premium, if any, thereon to the date of distribution (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, overdue interest as provided in Section 5.1(b) hereof), shall be distributed to the Noteholders, (ii) all amounts as shall be required to reimburse to the Issuer of the Debt Service Reserve Letter of Credit for any drawings thereunder that are due and payable or to pay in full the aggregate principal, accrued interest and other fees and expenses (as well as any interest on overdue principal and, to the extent permitted by Requirements of Law, on overdue interest) then due and payable under the DSR Notes, and if the aggregate amount shall be insufficient to pay all such amounts of (i) and (ii) above in full, such amounts shall be distributed ratably, without priority of any Lease Indenture Secured Party over any other Lease Indenture Secured Party, in the proportion that the aggregate amount due to each such Lease Indenture Secured Party under this clause "SECOND" bears to the aggregate amount due to all such Noteholders under this clause "SECOND"; and if the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then such distribution shall be made, ratably, without priority of one Lease Indenture Secured Party over any other Lease Indenture Secured Party, in the proportion that the aggregate amount due to each such Lease Indenture Secured Party, plus the accrued but unpaid interest or fees thereon to the date of distribution, bears to the aggregate unpaid principal amount due to each such Lease Indenture Secured Party, plus the accrued but unpaid interest or fees thereon to the date of distribution;

                           THIRD, to the Noteholders, so much of such payments
                  or amounts as shall be required to reimburse each such Noteholder, in each case to the extent the Facility Lessee has an obligation to indemnify under the Participation Agreement, for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon, the tolls, rents, revenues, issues, products and profits of the Indenture Estate pursuant to Section 7.5(b) hereof) incurred by such Noteholder (to the extent reimbursable and not previously reimbursed) under the Operative Documents, including, without limitation, the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by such Noteholder in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by such Noteholder, liquidated or otherwise, upon such Lease Indenture Event of Default shall be applied by such Noteholder in reimbursement of such expenses; and

                           FOURTH, the balance, if any, of such payments or
                  amounts remaining thereafter shall be paid to the Owner Lessor for distribution in accordance with the terms of the Lessor LLC Agreement.

SECTION 3.4      CERTAIN PAYMENTS

         (a) Except as otherwise provided in this Lease Indenture, any payments received by the Lease Indenture Trustee or the Security Agent for which provision as to the application thereof is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document.

         (b) The Owner Lessor hereby agrees that if, at any time during the term of this Lease Indenture, it receives from the Facility Lessee or any Affiliate of the Facility Lessee any amount or payment (other than Excepted Payments) described in Section 3.4(c) hereof, it shall hold such amount of payment in trust for the benefit of the Security Agent and promptly pay such amount of payment to the Security Agent. The Owner Lessor further aggress that the obligation to remit such amount or payment shall be secured by this Lease Indenture.

         (c) Any payment of Supplemental Lease Rent received by the Owner Participant or the Security Agent pursuant to the fourth sentence of Section 7.2 hereof shall, so long as no Lease Indenture Event of Default shall have occurred and be continuing, and except to the extent applied as provided in Section 3.3 hereof, be retained by, or promptly distributed to, the Owner Participant. Notwithstanding anything to the contrary in this Section 3 or any of the Operative Documents and without regard to whether a Lease Indenture Event of Default shall have occurred and be continuing, all Excepted Payments received by the Security Agent shall be paid by the Security Agent forthwith to the Person or Persons entitled thereto.

SECTION 3.5       OTHER PAYMENTS

                  Any payments in respect of the Indenture Estate received by the Security Agent no provision for the application of which is made in the Facility Lease or in another Operative Document or elsewhere in this Indenture shall (i) to the extent received or realized at any time prior to the payment in full of all obligations to the Noteholders or to the Debt Service Reserve Letter of Credit Secured Parties, as applicable, secured by the lien of this Lease Indenture, be deposited into the Lease Indenture Trustee's Account, and thereafter applied to the payment of principal, interest, Make-Whole Premium or other amounts as and when such principal, interest, Make-Whole Premium or other amounts come due pursuant to priority "FIRST" specified in Section 3.1 hereof or, if applicable at such time, pursuant to Section 3.2 or 3.3 hereof and (ii) to the extent received or realized at any time after payment in full of all obligations to the Noteholders and to the Debt Service Reserve Letter of Credit Secured Parties, as applicable, secured by the lien of this Lease Indenture, in the following order of priority: FIRST, to reimburse the Lease Indenture Trustee and the Security Agent (to the extent not previously reimbursed) for any reasonable out-of-pocket costs or expenses to which it is entitled to reimbursement pursuant to an Operative Document; and SECOND, in the manner provided in clause "FOURTH" of Section 3.3 hereof.

SECTION 3.6       MANNER OF PAYMENT TO THE OWNER LESSOR

                  Any amounts distributed hereunder by the Security Agent to the Owner Lessor shall be paid by the Security Agent to the Owner Lessor by wire transfer of funds of the type received by the Security Agent at such offices and to such account or accounts of such entity or entities as shall be designated in advance by written notice from the Owner Lessor to the Security Agent from time to time. The Security Agent shall, whether or not the lien of this Lease Indenture shall have been discharged in accordance herewith, act as paying agent for the Owner Lessor, in connection with the Security Agent's duties to make distributions to or for the benefit of the Owner Lessor pursuant to this Section 3 and to accept all revenues, payments, securities, investments and other amounts received by the Security Agent and to be distributed to the Owner Lessor pursuant thereto or held in trust for the benefit of the Owner Lessor pursuant to the terms of this Lease Indenture. The Owner Lessor hereby notifies and instructs the Security

Agent that unless and until the Security Agent receives written notice to the contrary from the Owner Lessor, all amounts to be distributed to the Owner Lessor pursuant to clause "SECOND" of Section 3.1 hereof shall be distributed by wire transfer of funds of the type received by the Security Agent to the Owner Participant. In the event that the Security Agent is unable to distribute any amounts to the Owner Lessor or the Owner Participant on the same day such amounts are received by the Security Agent, the Security Agent agrees that such amounts shall be held in trust for the benefit of the Owner Lessor or the Owner Participant, as the case may be, and shall be invested by the Security Agent for and at the expense and risk of the Owner Lessor or the Owner Participant, as the case may be, in Permitted Investments identified in written instructions to the Security Agent from the Owner Lessor or the Owner Participant, as the case may be, if such investments are reasonably available.

SECTION 3.7       ESTABLISHMENT OF THE NOTE ACCOUNTS;
                  AND LIEN AND SECURITY INTEREST; ETC.

         (a) The Security Agent hereby confirms that it has established securities accounts entitled the "SECURITY AGENT'S ACCOUNT" (the "SECURITY AGENT'S ACCOUNT") and "LESSOR NOTES PAYMENT ACCOUNT" (the "LESSOR NOTES PAYMENT ACCOUNT", collectively with the Security Agent's Accounts, the "NOTE ACCOUNTS") which Note Accounts shall be maintained by the Account Bank until the date this Lease Indenture is terminated pursuant to Section 12.1 hereof. The account number of the Note Accounts established hereunder is specified in Schedule III hereto. The Note Accounts shall not be evidenced by passbooks or similar writings.

         (b) All amounts from time to time held in the Note Accounts shall be maintained (i) in the name of the Owner Lessor subject to the lien and security interest of the Security Agent for the benefit of the Lease Indenture Secured Parties as set forth herein and (ii) in the custody of the Security Agent for and on behalf of the Security Agent for the benefit of the Secured Parties for the purposes and on the terms set forth in this Lease Indenture. All such amounts shall constitute a part of the Note Accounts Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Owner Lessor until applied as hereinafter provided.

         (c) As collateral security for the prompt payment in full when due of the Lessor's Secured Obligations owed to the Lease Indenture Secured Parties, the Owner Lessor hereby pledges, assigns, hypothecates and transfers to the Security Agent for the benefit of the Lease Indenture Secured Parties, and hereby grants to the Security Agent for the benefit of the Lease Indenture Secured Parties, a lien on and security interest in and to (i) the Note Accounts and any successor account thereto and (ii) all cash, investments, investment property, securities or other property at any time on deposit in or credited to the Note Accounts, including all income or gain earned thereon and any proceeds thereof (the "NOTE ACCOUNTS COLLATERAL").

SECTION 3.8       THE ACCOUNT BANK; LIMITED RIGHTS OF THE OWNER LESSOR

         (a) THE ACCOUNT BANK.

                  (i) ESTABLISHMENT OF SECURITIES ACCOUNT. The Security Agent hereby agrees and confirms that (A) that it has established the Note Accounts as set forth in Section 3.7, (B) Note Accounts are and each will be maintained as a "SECURITIES ACCOUNT" (within the meaning of Section 8-501 (a) of the UCC), (C) the Owner Lessor is the "ENTITLEMENT HOLDER" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "FINANCIAL ASSETS" (within the meaning of Section 8-102(a)(9) of the UCC) credited to each Note Account, (D) all property delivered to the Security Agent pursuant to this Lease Indenture or any other Operative Document will be held by the Security Agent and promptly credited to each Note Account by an appropriate entry in its records in accordance with this Lease Indenture, (E) all "FINANCIAL ASSETS" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to each Note Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Security Agent or in blank, or credited to another securities account maintained in the name of the Security Agent, and in no case will any financial asset credited to any of the Note Accounts be registered in the name of, payable to or to the order of, or indorsed to, the Owner Lessor except to the extent the foregoing have been subsequently indorsed by the Owner Lessor to the Account Bank or in blank and (F) the Security Agent shall not change the name or account number of the Security Agent's Account without the prior written consent of the Security Agent.

                  (ii) FINANCIAL ASSETS ELECTION. The Security Agent agrees that each item of property (including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Security Agent's Account shall be treated as a "FINANCIAL ASSET" within the meaning of Section 8-102(a)(9) of the UCC.

                  (iii) ENTITLEMENT ORDERS. Notwithstanding anything in this Lease Indenture to the contrary, if at any time the Security Agent shall receive any "ENTITLEMENT ORDER" (within the meaning of Section 8-102(a)(8) of the UCC) or any other order directing the transfer or redemption of any financial asset relating to the Security Agent's Account, the Security Agent shall comply with such entitlement order or other order without further consent by the Owner Lessor or any other Person. The parties hereto hereby agree that the Security Agent shall have "CONTROL" (within the meaning of Section 8-106(d) of the UCC) of the Owner Lessor's "SECURITY ENTITLEMENTS" (within the meaning of
         Section 8-102(a)(17) of the UCC) with respect to the financial assets credited to the Security Agent's Account and the Owner Lessor hereby disclaims any entitlement to claim

         "CONTROL" of such "SECURITY entitlements". Unless a Lease Indenture Event of Default shall have occurred and is continuing, the Lease Indenture Trustee shall not deliver any entitlement order directing the transfer or redemption of any financial asset relating to the Security Agent's Account.

                  (iv) SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Security Agent has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in the Security Agent's Account or any security entitlement credited thereto, the Security Agent agrees that such lien or security interest shall be subordinate to the lien and security interest of the Security Agent for the benefit of the Lease Indenture Secured Parties. The financial assets standing to the credit of the Lease Indemnitee's Lease Indenture Trustee's Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Security Agent for the benefit of the Lease Indenture Secured Parties (except for the face amount of any checks which have been credited to the Note Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

                  (v) NO OTHER AGREEMENTS. The Security Bank and the Owner Lessor have not entered into any agreement with respect to the Note Accounts or any financial assets credited to the Note Accounts other than this Lease Indenture. The Security Agent has not entered into any agreement with the Owner Lessor or any other Person purporting to limit or condition the obligation of the Security Agent to comply with entitlement orders originated by the Security Agent in accordance with
         Section 3.8(a)(iii) hereof. In the event of any conflict between this
         Section 3.8 or any other agreement now existing or hereafter entered into, the terms of this Section 3.8 shall prevail.

                  (vi) NOTICE OF ADVERSE CLAIMS. Except for the claims and interest of the Security Agent for the benefit of the Lease Indenture Secured Parties and the Owner Lessor in the Note Accounts, the Security Agent does not know of any claim to, or interest in, the Note Accounts or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Note Accounts or in any financial asset credited thereto, the Security Agent will promptly notify the Security Agent and the Owner Lessor in writing thereof.

                  (vii) RIGHTS AND POWERS OF THE SECURITY AGENT. The rights and powers granted by the Lease Indenture Secured Parties to the Security Agent have been granted in order to perfect its lien and security interests in the Security Agent's Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Owner Lessor nor the lapse of time.

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

         (b) LIMITED RIGHTS OF THE OWNER LESSOR. The Owner Lessor shall not have any rights against or to monies held in the Note Accounts, as third party beneficiary or otherwise, or any right to direct the Security Agent or the Security Agent to apply or transfer monies in the Note Accounts, except the right to receive or make requisitions of monies held by the Security Agent and to direct investments of monies as provided in Section 3.10 hereof, as provided in this Lease Indenture. Except as provided in this Lease Indenture, in no event shall any amounts or Cash Equivalent Investments deposited in or credited to the Note Accounts be registered in the name of the Owner Lessor, payable to the order of the Owner Lessor or specially indorsed to the Owner Lessor except to the extent that the foregoing have been specially indorsed to the Security Agent or in blank.

SECTION 3.9 EXERCISE OF POWERS; INSTRUCTIONS OF REQUIRED LEASE INDENTURE SECURED PARTIES.

         (a) All of the powers, remedies and rights of the Security Agent set forth in or contemplated by this Agreement may be exercised by the Security Agent as though set forth in full herein, and all of the powers, remedies and rights of the Security Agent and the Lease Indenture Secured Parties as set forth herein.

         (b) Following the delivery of a direction of acceleration under Section
7.4 hereof to the Security Agent, during any Event of Default, the Required Lease Indenture Secured Parties may deliver a "NOTICE OF ACTION" to the Security Agent directing the Security Agent to exercise one or more of the rights and remedies available to the Security Agent under this Lease Indenture and under the Security Deposit Agreement. The Security Agent shall deliver to each Lease Indenture Secured Party a copy of such Notice of Action promptly after receipt thereof. The Security Agent shall exercise the rights and remedies and take the other actions described in such Notice of Action at the time or times specified in such Notice of Action.

         (c) All Proceeds of the Indenture Estate received by the Security Agent from the exercise of its rights and remedies under this Lease Indenture or under the Mortgage shall be applied as set forth in Article 3 hereof.

SECTION 3.10      INVESTMENT OF AMOUNTS HELD BY LEASE INDENTURE TRUSTEE.

                  Any amounts held by the Security Agent pursuant to the proviso to clause "SECOND" of Section 3.1 hereof, pursuant to Section 3.2 or Section 3.3 hereof, or pursuant to Section 10 or 11 of the Facility Lease shall be invested by the Security Agent from time to time in Permitted Investments identified in written instructions to the Security Agent from the Owner Lessor, at the expense of the Owner Lessor, if such investments are reasonably available. Unless otherwise expressly provided in this Lease Indenture, any income realized as a result of any such investment, net of the Security Agent's reasonable fees and expenses in making such investment, shall be held and applied by the Security Agent in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Security Agent shall not be liable for any loss resulting from any investment required to be made by it under this Lease Indenture other than by reason of its willful misconduct or gross negligence as determined by a court of competent jurisdiction in receiving, handling or disbursing funds, and any such investment may be sold (without regard to its maturity) by the Security Agent without instructions whenever it reasonably believes such sale is necessary to make a distribution required by this Lease Indenture.

                                   ARTICLE IV
                            REDEMPTION AND PREPAYMENT

SECTION 4.1       NOTICES TO LEASE INDENTURE TRUSTEE

                  If the Owner Lessor elects to redeem Lessor Notes pursuant to the redemption provisions of Section 4.7 or 4.8 hereof, it shall furnish to the Lease Indenture Trustee, the Security Agent, and for so long as the Bonds are outstanding, the Bondholder Trustee at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Lease Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Lessor Notes to be redeemed and
(iv) the redemption price.

SECTION 4.2       SELECTION OF LESSOR NOTES TO BE REDEEMED

                  If less than all of the Lessor Notes are to be redeemed at any time, the Lease Indenture Trustee shall select the Lessor Notes to be redeemed among the Noteholders of the Lessor Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Lessor Notes are listed or, if the Lessor Notes are not so listed, on a PRO RATA basis, between the Series A Lessor Notes and the Series B Lessor Notes. In the event of partial redemption, the particular Lessor Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Lease Indenture Trustee from the outstanding Lessor Notes not previously called for redemption.

                  The Lease Indenture Trustee shall promptly notify the Owner Lessor and the Security Agent of the Lessor Notes selected for redemption and, in the case of any Lessor Note selected for partial redemption, the principal amount thereof to be redeemed. Lessor Notes and portions of Lessor Notes selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Lessor Notes of a Noteholder are to be redeemed, the entire outstanding amount of Lessor Notes held by such Noteholder, even if not in the amount of $100,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Lease Indenture that apply to Lessor Notes called for redemption also apply to portions of Lessor Notes called for redemption.

SECTION 4.3       NOTICE OF REDEMPTION

                  At least 30 days but not more than 60 days before a redemption date, the Owner Lessor shall mail or cause to be mailed, by first class mail, a notice of redemption to each Noteholder whose Lessor Notes are to be redeemed at its registered address and, for as long as the Bonds are outstanding, the Bondholder Trustee and each holder of the Bonds corresponding to the tenor and the principal amount of the Lessor Notes being redeemed.

                  The notice shall identify the Lessor Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Lessor Note is being redeemed in part, the portion of the principal amount of such Lessor Note to be redeemed and that, after the redemption date upon surrender of such Lessor Note, a new Lessor Note or Lessor Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Lessor Note;

         (d) the name and address of the Paying Agent;

         (e) that Lessor Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Owner Lessor defaults in making such redemption payment, interest on Lessor Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Lessor Notes and/or Section of this Lease Indenture pursuant to which the Lessor Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Lessor Notes.

                  At the Owner Lessor's request, the Lease Indenture Trustee shall give the notice of redemption in the Owner Lessor's name and at its expense; PROVIDED, HOWEVER, that the Owner Lessor shall have delivered to the Lease Indenture Trustee, at least 45 days prior to the redemption date (or such shorter time period acceptable to the Lease Indenture Trustee), an Officer's Certificate requesting that the Lease Indenture Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 4.4       EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
4.3 hereof, Lessor Notes (and the Bonds corresponding to the tenor and principal amount of such Lessor Notes) called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 4.5       DEPOSIT OF REDEMPTION PRICE

                  One Business Day prior to the redemption date, the Security Agent shall deposit with the Lease Indenture Trustee or with the Paying Agent into the Lessor Notes Payment Account money sufficient to pay the redemption price of and accrued interest on all Lessor Notes to be redeemed on that date. The Lease Indenture Trustee or the Paying Agent shall promptly return to the Owner Lessor any money deposited with the Lease Indenture Trustee or the Paying Agent by the Owner Lessor in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Lessor Notes to be redeemed.

                  If the Owner Lessor complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Lessor Notes or the portions of Lessor Notes called for redemption. If a Lessor Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Lessor Note was registered at the close of business on such record date. If any Lessor Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Owner Lessor to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Lessor Notes and in Section 5.1 hereof.

SECTION 4.6       LESSOR NOTES REDEEMED IN PART

                  Upon surrender of a Lessor Note that is redeemed in part, the Owner Lessor shall issue and, upon receipt of an Authentication Order, the Lease Indenture Trustee shall authenticate for the Noteholder at the expense of the Owner Lessor a new Lessor Note equal in principal amount to the unredeemed portion of the Lessor Note surrendered.

SECTION 4.7       OPTIONAL REDEMPTION

                  The Lessor Notes shall be subject to optional redemption at any time at a Redemption Price equal to the outstanding principal amount of the Lessor Notes to be redeemed plus all accrued and unpaid interest thereon to the Redemption Date, plus the Make-Whole Premium, if any.

SECTION 4.8       MANDATORY REDEMPTION

                  The Lessor Notes will be subject to mandatory redemption upon the occurrence of a Recovery Event with respect to the Facility, other than with respect to amounts received by the Owner Lessor in connection with a Recovery Event for which the Facility Lessee elects to restore or replace the asset or assets in respect of which such Recovery Event occurred and a Reinvestment Notice is provided by the Facility Lessee to the Owner Participant, the Collateral Agent and the Lease Indenture Trustee within 45 days of such Recovery Event (provided that, with respect to any Recovery Event of $50 million or more, the Independent Engineer shall have certified as to the reasonableness, in light of Prudent Industry Practice, of the Facility Lessee's repair and replacement plans as set forth in the Facility Lessee's Reinvestment Notice relating to such Recovery Event). Any mandatory redemption of the Lessor Notes will be without premium or penalty at a Redemption Price equal to the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.


                                    ARTICLE V
                                    COVENANTS

SECTION 5.1       PAYMENT OF LESSOR NOTES

                  The Owner Lessor hereby covenants and agrees as follows:

         (a) The Owner Lessor will duly and punctually pay the principal of and interest on and other amounts (including any Make-Whole Premium) due under the Lessor Notes and this Lease Indenture in accordance with the terms hereof and thereof and all amounts payable by it to the Lease Indenture Trustee, the Noteholders and the Debt Service Reserve Letter of Credit Secured Parties, as applicable, under any other Operative Document. Principal, premium, if any, and interest shall be considered paid on the date due if the Security Agent holds as of 10:00 A.M. Eastern time on the due date, money deposited by, or at the direction of the Owner Lessor, in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due;

         (b) The Owner Lessor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Lessor Notes to the extent


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

lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         (c) In the event that the Independent Manager of the Owner Lessor shall have actual knowledge of a Lease Indenture Event of Default or a Lease Indenture Default, the Owner Lessor will give prompt written notice of such Lease Indenture Event of Default or Lease Indenture Default to the Facility Lessee, the Owner Participant, the Lease Indenture Trustee (and the Lease Indenture Trustee shall thereupon promptly deliver a copy of such notice to each Noteholder and the Security Agent); and

                  (i) in the event that an Authorized Officer of the Owner Lessor shall have actual knowledge of an Event of Loss, then, to the extent that the Facility Lessee is not required, pursuant to the Facility Lease, to give notice of such event to the Lease Indenture Trustee and the Security Agent, the Owner Lessor will give prompt written notice of such Event of Loss to the Lease Indenture Trustee (and the Lease Indenture Trustee shall thereupon promptly deliver a copy of such notice to each Noteholder) and the Security Agent; and

                  (ii) the Owner Lessor will furnish to the Lease Indenture Trustee and the Security Agent true and correct duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Lessor under the Facility Lease, to the extent that the same shall not have been (or are not required to be) furnished to the Lease Indenture Trustee, the Noteholders, or the Security Agent pursuant to the Facility Lease or the Participation Agreement.

         (d) Except as contemplated by the Operative Documents, the Owner Lessor will not incur any Indebtedness or engage in any business activity except with the prior written consent of the Lease Indenture Trustee and acting on the instructions of the Required Holders.

SECTION 5.2       STAY, EXTENSION AND USURY LAWS

                  The Owner Lessor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Lease Indenture; and the Owner Lessor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Security Agent or the Lease Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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

SECTION 5.3       PAYMENTS FOR CONSENT

                  The Owner Lessor shall not directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Lease Indenture or the Lessor Notes unless such consideration is offered to be paid or is paid to all Noteholders of the Lessor Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.4       DEBT SERVICE RESERVE ACCOUNT

                  The Owner Lessor shall establish and, so long as any Lessor Notes and Bonds remain outstanding, maintain with the Security Agent the Debt Service Reserve Account (the "DEBT SERVICE RESERVE ACCOUNT"). On the Closing Date and on any date on which a payment is made pursuant to Section 6.9 of the Participation Agreement, the Debt Service Reserve Amount on such date of determination will be 100% of the projected debt service on the Lessor Notes for the succeeding six-month period, and may be satisfied by one or a combination of the following: (i) cash or (ii) a letter of credit issued by a bank or trust company that constitutes Acceptable Credit Support. The Security Agent is hereby authorized to withdraw funds from the Debt Service Reserve Account or draw on such letter of credit to make any payments, to the extent the amounts on deposit in the Note Accounts are insufficient, due to the Noteholders in the manner provided in Article III hereof. Withdrawal of funds from the Debt Service Reserve Account or a draw on such letter of credit issued pursuant to this
Section 5.4 following a Lease Event of Default resulting from failure to pay any Basic Lease Rent or Supplemental Lease Rent when due, shall be deemed to be an exercise by the Owner Lessor of its rights under Section 7.2 hereof (other than clause (i) of the last proviso of the last sentence of Section 7.2). Any deposit made by the Owner Lessor into the Debt Service Reserve Account and any reinstatement of the Debt Service Reserve Letter of Credit other than in connection with the payment by the Facility Lessee of the related overdue Rent shall be deemed to be an exercise by the Owner Lessor of its rights under
Section 7.2 hereof for purposes of clause (i) of the last proviso of the last sentence of Section 7.2.

                                   ARTICLE VI
                                   SUCCESSORS

SECTION 6.1 LIMITATION ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

                  The Owner Lessor shall not, directly or indirectly, consolidate or merge with or into any other person (whether or not the Owner Lessor is the surviving corporation), or sell, assign, convey, lease, transfer or otherwise dispose of, all or


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

substantially all of its properties or assets in one or a series of transactions, to any Person or Persons.


                                   ARTICLE VII
                        LEASE INDENTURE EVENTS OF DEFAULT

SECTION 7.1       LEASE INDENTURE EVENTS OF DEFAULT

                  "LEASE INDENTURE EVENT OF DEFAULT" means any of the following events (whatever the reason for such Lease Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

         (a) any Lease Event of Default (other than with respect to (x) a Rent Default Event, (y) Excepted Payments unless the Facility Lease has been declared in default by the Owner Lessor or (z) the failure of the Facility Lessee to maintain insurance in the amounts and on the terms set forth in the Operative Documents so long as the insurance actually maintained by the Facility Lessee is in accordance with Prudent Industry Practice, so long as such Lease Event of Default is waived by the Owner Lessor and the Owner Participant) shall have occurred and be continuing; or

         (b) default of the Owner Lessor in the payment when due of any (i) payment of principal of, premium (including, without limitation, Make-Whole Premium), if any, or interest on, or any scheduled fees within 5 Business Days after the same shall become due or (ii) other amounts due and payable by the Owner Lessor under or with respect to, any Lessor Note and such failure shall continue for thirty days after receipt by the Owner Lessor of written demand therefore from the Security Agent; or

         (c) any material representation or warranty made by the Owner Participant or the Owner Lessor in this Lease Indenture or in any other Operative Document to which it is a party shall prove to have been inaccurate when made or deemed made in any material respect or by any OP Guarantor in its OP Guaranty (provided the OP Guaranty shall not have been terminated or released), as the case may be, and such misrepresentation or breach of warranty remains material and shall not have been corrected within a period of 30 days following written notice thereof being given to the Owner Lessor and the Owner Participant or such OP Guarantor, as the case may be, by any Noteholder (through the Lease Indenture Trustee); PROVIDED that, if such misrepresentation or breach of warranty is capable of correction but cannot with diligence be corrected within such 30-day period, such failure will not constitute a Lease Indenture Event of Default so long as the party whose representation or warranty was inaccurate promptly institutes corrective action within such 30-day period and diligently pursues such corrective action (but in no event shall the total period permitted to correct such misrepresentation or breach of warranty extend beyond 120 days from the date such notice was provided); or

         (d) any failure (i) by the Owner Lessor to observe, perform or comply with the provisions of any material covenant or obligation of the Owner Lessor contained in this Lease Indenture or in any Operative Document to which it is a party (other than as provided in clause (a) above) in any material respect or
(ii) by the Owner Participant to observe or perform any material covenant or obligation of the Owner Participant contained in any Operative Document (other than the Tax Indemnity Agreement) to which it is a party or (iii) by any OP Guarantor to observe or any material covenant or obligation of such OP Guarantor contained in any OP Guaranty (provided the OP Guaranty shall not have been terminated or released); and such covenant remains material and such failure shall not have been cured within a period of 30 days following written notice thereof being given to the Owner Lessor and the Owner Participant, as the case may be, by any Noteholder (through the Lease Indenture Trustee); PROVIDED that, if such failure is capable of cure but cannot with diligence be cured within such 30-day period, such failure will not constitute a Lease Indenture Event of Default so long as the party failing to observe or perform such covenant promptly institutes corrective action within such 30-day period and diligently pursues such corrective action (but in no event shall the total period permitted to cure such failure extend beyond 180 days from the date such notice was provided); or

         (e) the Owner Participant, any OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Owner Lessor, such OP Guarantor (provided the OP Guaranty shall not have been terminated or released) the Owner Participant or any substantial part of the property of any of the foregoing, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take corporate action for the purpose of effecting any of the foregoing; or

         (f) an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking (i) relief in respect of the Owner Participant, any OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor under Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency or similar law now or hereafter in effect, (ii) the appointment of a receiver, Lease Indenture Trustee, custodian, sequestrator or similar official for the Owner Participant, such OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor or any substantial part of the property of the foregoing or (iii) the winding-up or liquidation of the Owner Participant, such OP

Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Owner Lessor and such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing continues unstayed and in effect for 60 days; or

         (g) If Owner Lessor shall give any notice pursuant to 42 Pa.C.S. ss.8143(c) or otherwise to terminate the operation of the Mortgage as security for future advances or future obligations made or incurred after the date the Lease Indenture Secured Parties receive such notice, or Owner Lessor shall take any other similar action for the purpose of limiting or attempting to limit the operation of the Mortgage as such security.

SECTION 7.2       CERTAIN RIGHTS TO CURE

         In the event of any Lease Indenture Event of Default triggered by a Lease Event of Default that arises in connection with the payment of any installment of Basic Lease Rent or Supplemental Lease Rent (other than with respect to Excepted Payments) due under the Facility Lease, the Owner Lessor or the Owner Participant may, but shall not be obligated to, within ten Business Days (but with respect to a default in the payment of Basic Lease Rent in no event more than 15 days after the related Rent Payment Date), after receipt by the Owner Lessor and Owner Participant of written notice of the occurrence of such Lease Default or Lease Event of Default, without the consent or concurrence of the Security Agent, the Lease Indenture Trustee or any Noteholder, pay, as provided in Section 2.11 hereof, for application in accordance with Section 3.1 hereof, the principal of, interest on and other amounts payable under or in respect of, the Lessor Notes as shall then be due and payable on the Lessor Notes (without giving effect to any acceleration pursuant to Section 7.3 hereof). If any other Lease Default or other Lease Event of Default that gives rise to a Lease Indenture Event of Default occurs and the Owner Lessor shall have been furnished (by or for the account of the Owner Participant) with all funds necessary for remedying such Lease Default or Lease Event of Default, the Owner Participant may, within ten Business Days after the earlier of (a) receipt by the Owner Participant of written notice of or (b) the Owner Participant acquiring actual knowledge of the occurrence of such Lease Event of Default, without the consent or concurrence of the Security Agent, the Lease Indenture Trustee or any Noteholder, instruct the Owner Lessor to exercise the Owner Lessor's rights under Section 20 of the Facility Lease to perform such obligation on behalf of the Facility Lessee. Solely for the purpose of determining whether there exists a Lease Indenture Event of Default, (a) any payment by the Owner Participant or the Owner Lessor pursuant to, and in compliance with, the first sentence of this Section 7.2 shall be deemed to remedy (for purposes of this Lease Indenture only) any Lease Default or Lease Event of Default in the payment of installments of Basic Lease Rent theretofore due and payable and to remedy any default by the Owner Lessor in the payment of any amount due and payable under the Lessor Notes or hereunder, and (b) any performance by the Owner Lessor of any obligation of the Facility Lessee under the Facility Lease pursuant to, and in compliance with, the second sentence of this Section 7.2 shall be deemed to remedy (for purposes of this Lease

Indenture) any Lease Default or Lease Event of Default to the same extent that like performance by the Facility Lessee itself would have remedied such Lease Event of Default (but any such payment or performance shall not relieve the Facility Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Facility Lease). If, on the basis specified in the preceding sentence, such Lease Default or Lease Event of Default shall have been remedied, then any determination that the Facility Lease, and any declaration pursuant to this Lease Indenture that the Lessor Notes are due and payable or that a Lease Indenture Default or Lease Indenture Event of Default exists hereunder, based upon such Lease Default or Lease Event of Default, shall be deemed to be rescinded, and the Owner Participant shall (to the extent of any such payments made by or for the account of the Owner Lessor) be subrogated to the rights of the Noteholders hereunder to receive such payment of Rent from the Facility Lessee (and the payment of interest on account of such Rent from the Facility Lessee being overdue), and shall be entitled, so long as no other Lease Indenture Event of Default shall have occurred or would result therefrom, to receive and retain such payment from the Facility Lessee; provided, however, that the Owner Participant shall not, so long as this Lease Indenture shall not have terminated, otherwise attempt to recover any such amount paid by it or for its account on behalf of the Facility Lessee pursuant to this Section 7.2 except by demanding of the Facility Lessee payment of such amount or by commencing an action at law and obtaining and enforcing a judgment against the Facility Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Facility Lessee and the Owner Participant will not obtain any lien on any part of the Indenture Estate on account of such payment nor will any claim of the Owner Participant against the Facility Lessee or any other party for the repayment thereof impair the prior right and security interest of the Lease Indenture Secured Parties in and to the Indenture Estate, as the case may be; provided, further, however, that

                  (i) this Section 7.2 shall not apply with respect to any cure of any default in the payment of Basic Lease Rent if such cure shall have previously been effected with respect to (A) four (4) consecutive payments of Basic Lease Rent immediately preceding the date of such default, or (B) more than eight (8) payments of Basic Lease Rent;

                  (ii) neither the Owner Lessor nor the Owner Participant shall (without a Notice of Action) have the right to cure any Lease Event of Default except as specified in this Section 7.2; and

                  (iii) until the expiration of the period during which the Owner Lessor shall be entitled to exercise rights under the first and second sentence of this Section 7.2 with respect to any failure by the Facility Lessee referred to therein, neither the Lease Indenture Trustee and the Security Agent nor any Lease Indenture Secured Party shall take or commence any action it would otherwise be entitled to take or commence as a result of such failure by the Facility Lessee, whether under this Section 7 or Section 17 of the Facility Lease or otherwise.

SECTION 7.3       ACCELERATION

                  If any Lease Indenture Event of Default (other than a Lease Indenture Event of Default specified in clause (e) or (f) of Section 7.1 hereof with respect to the Owner Lessor) occurs and is continuing, the Security Agent may, and upon written direction of the Noteholders of at least 33-1/3% (in the case of any Lease Indenture Event of Default specified in clause (b) of Section
7.1 hereof) or 50% (in the case of any other Lease Indenture Event of Default) in principal amount of the then outstanding Lessor Notes shall, declare, by written notice to the Owner Lessor, all the Lessor Notes to be due and payable immediately. Notwithstanding the foregoing, if a Lease Indenture Event of Default specified in clause, (e) or (f) of Section 7.1 hereof occurs with respect to the Owner Lessor, all outstanding Lessor Notes shall be due and payable without further action or notice. Noteholders may not enforce this Lease Indenture or the Lessor Notes except as provided in this Lease Indenture. The Lease Indenture Trustee may withhold from Noteholders a notice of any continuing Lease Indenture Default or Lease Indenture Event of Default (except a Lease Indenture Default or Lease Indenture Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their best interest. The Noteholders of 66 2/3% in aggregate principal amount of the then outstanding Lessor Notes by notice to the Security Agent may on behalf of all Noteholders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Lease Indenture Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  The Noteholders of a majority (or 66 2/3% in case of a Lease Indenture Event of Default triggered by a Lease Event of Default specified in clause (d)(i) of Section 16 of the Facility Lease, for non-compliance with
SECTION 6.1 of the Participation Agreement) in aggregate principal amount of the Lessor Notes then outstanding by notice to the Lease Indenture Trustee may on behalf of the Noteholders of all of the Lessor Notes waive any existing Lease Indenture Lease Indenture Default or Lease Indenture Event of Default and its consequences under this Lease Indenture except (i) a continuing Lease Indenture Default or Lease Indenture Event of Default in the payment of principal of, premium, if any, or interest on, the Lessor Notes (including in connection with an offer to purchase) and (ii) a Lease Indenture Event of Default specified in clause (e) or (f) of Section 7.1 hereof.

SECTION 7.4       OTHER REMEDIES

         (a) If a Lease Indenture Event of Default shall have occurred and so long as the same shall be continuing unremedied the Security Agent may, if not precluded by law or otherwise, exercise any or all of the rights and powers and pursue any and all remedies available to collect the payment of principal, premium, if any, or interest on the Lessor Notes including the remedies pursuant to this Section 7.4 and shall have and may exercise all of the rights and remedies of a secured party under any and all applicable laws, rules or regulations. It is understood and agreed that if a Lease Indenture Event of Default has occurred and is continuing by virtue of one or more Lease Events of Default the Security Agent shall not exercise foreclosure remedies under this Lease Indenture without exercising material remedies seeking to dispossess the Lessee under the Lease, unless exercising such remedies under the Facility Lease shall be prohibited at the time by law, governmental authority or court order, in which case the Security Agent shall not exercise foreclosure remedies under the Lease Indenture until the expiration of a period of one year from the commencement of such prohibition. For the avoidance of doubt, it is expressly understood and agreed that the above-described inability of the Security Agent to exercise any right or remedy under the Facility Lease shall not prevent the Security Agent from exercising any of its other rights, powers and remedies under this Lease Indenture.

         (b) Both the Owner Lessor, the Lease Indenture Trustee and the Security Agent irrevocably agree for the benefit of the Facility Lessee that neither of them will exercise any remedies on account of a Lease Event of Default resulting from a Rent Default Event other than (x) the Owner Lessor may at any time a Rent Default Event has occurred and is continuing, exercise the remedy set forth in
Section 17.1(g) of the Facility Lease and (y) upon the Rent Default Remedy Date, the Owner Lessor may declare the Facility Lease in default and the Owner Lessor, or if the lien of this Lease Indenture has not terminated, the Security Agent may exercise all remedies. The Owner Lessor and the Security Agent irrevocably agree that the Facility Lessee is a third party beneficiary of this section 7.4(b).

SECTION 7.5       TAKING POSSESSION OF INDENTURE ESTATE

         (a) Subject to the rights of the Owner Lessor and the Owner Participant under Sections 7.2 and 2.21 hereof, and unless a Lease Indenture Event of Default shall have occurred and be continuing and the Lessor Notes shall have been accelerated (and any such acceleration has not been rescinded) pursuant to
Section 7.3 hereof, upon a Notice of Action , the Owner Lessor shall promptly execute and deliver or cause to be delivered to the Security Agent such instruments and other documents as the Required Lease Indenture Secured Parties may deem necessary or advisable to enable the Security Agent at such time or times and place or places as the Security Agent (acting upon a Notice of Action) may specify, to obtain possession of all or any part of the Indenture Estate to which the Lease Indenture Secured Parties shall at the time be entitled hereunder. If the Owner Lessor shall for any reason fail to execute and deliver or cause to be delivered such instruments and documents after such request by the Security Agent , the Security Agent (acting upon a Notice of Action) may (i) obtain a judgment conferring on the Security Agent the right to immediate possession and requiring the Owner Lessor to execute and deliver or cause to be delivered such instruments and documents to the Security Agent and the Owner Lessor hereby specifically consents to the entry of such judgment to the fullest extent it may lawfully do so, and (ii) to the extent permitted by law, pursue all or part of such Indenture Estate, as applicable, wherever it may be found, subject to Article XI of the Participation Agreement and Section 4.2 of the Facility Lease, if applicable. All expenses (including those of the Security Agent) of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the lien of this Lease Indenture.

         (b) Upon every such taking of possession in connection with a Lease Event of Default, the Security Agent (acting upon a Notice of Action) may, from time to time at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate as the Required Lease Indenture Secured Parties may deem proper. In each such case, the Security Agent (acting upon a Notice of Action) or its designee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to carry on the business and to exercise all rights and powers of the Owner Lessor relating to the Indenture Estate, as the Required Lease Indenture Secured Parties shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate or any part thereof as the Required Lease Indenture Secured Parties may determine; and the Security Agent shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits constituting part of the Indenture Estate and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Security Agent under any provision of this Lease Indenture to collect and receive all cash held by, or required to be deposited with, the Security Agent hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, subleasing, control, management or disposition of the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Agent may be required or may elect (acting upon a Notice of Action) to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Lessor), and all other payments which the Security Agent may be required or authorized to make under any provision of this Lease Indenture, as well as reasonable compensation for the services of the Lease Indenture Trustee and the Security Agent, and of all Persons properly engaged and employed by the Lease Indenture Trustee and the Security Agent.

SECTION 7.6       WAIVER OF PAST LEASE INDENTURE DEFAULTS

                  Upon any waiver of any existing Lease Indenture Default or Lease Indenture Event of Default pursuant to the second paragraph of Section 7.3, such Lease Indenture Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Lease Indenture; but no such waiver shall extend to any subsequent or other Lease Indenture Default or impair any right consequent thereon.

SECTION 7.7       CONTROL BY MAJORITY

                  The Required Lease Indenture Secured Parties may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Security Agent or exercising any trust or power conferred on it. However, the Security Agent may refuse to follow any direction that conflicts with law or this Lease Indenture or that the Security Agent determines may be unduly prejudicial to the rights of other Noteholders or the Debt Service Reserve Letter of Credit Secured Parties or that may involve the Security Agent in personal liability. The Security Agent may take any other action consistent with this Lease Indenture relating to any such direction.

SECTION 7.8       [RESERVED]

SECTION 7.9       RIGHTS OF HOLDERS OF LESSOR NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Lease Indenture but subject to Section 2.5, the right of any Noteholder, which is absolute and unconditional, to receive payment of principal, premium, if any, and interest on the Lessor Note, on or after the respective due dates expressed in the Lessor Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, or the obligation of the Owner Lessor, which is also absolute and unconditional, to pay the principal of, premium, if any, and interest on the Lessor Note to such Noteholder at the time and place set forth in the Lessor Note, shall not be impaired or affected without the consent of such Noteholder.

SECTION 7.10      COLLECTION SUIT BY LEASE INDENTURE TRUSTEE

                  If a Lease Indenture Event of Default specified in Section 6.1(a) occurs and is continuing, the Security Agent is authorized to recover judgment in its own name and as Lease Indenture Trustee of an express trust against the Owner Lessor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Lessor Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Security Agent, its agents and counsel.

SECTION 7.11       [RESERVED]

SECTION 7.12 NO ACTION CONTRARY TO THE FACILITY LESSEE'S RIGHTS UNDER THE FACILITY LEASE

                  Notwithstanding any other provision of any Operative Document, so long as the Facility Lease shall not have been declared (or deemed to have been declared) in default, the Security Agent shall not take or cause to be taken any action contrary to the right of the Facility Lessee under the Facility Lease, including its rights, as between the Facility Lessee and the Owner Lessor, to quiet use and possession of the Undivided Interest under the Facility Lease.


                                  ARTICLE VIII
                   LEASE INDENTURE TRUSTEE AND SECURITY AGENT

SECTION 8.1       DUTIES OF LEASE INDENTURE TRUSTEE AND SECURITY AGENT

         (a) If a Lease Indenture Event of Default has occurred and is continuing, the Security Agent and the Lease Indenture Trustee shall exercise such of the rights and powers vested in it by this Lease Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of a Lease Indenture Event of
Default:

                  (i) the duties of each of the Lease Indenture Trustee and the Security Agent shall be determined solely by the express provisions of this Lease Indenture and the Lease Indenture Trustee and the Security Agent need perform only those duties that are specifically set forth in this Lease Indenture and no others, and no implied covenants or obligations shall be read into this Lease Indenture against the Lease Indenture Trustee or the Security Agent; and

                  (ii) in the absence of bad faith on its part, the Lease Indenture Trustee or the Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Lease Indenture Trustee or the Security Agent and conforming to the requirements of this Lease Indenture. However, the Lease Indenture Trustee and the Security Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Lease Indenture.

         (c) The Lease Indenture Trustee nor the Security Agent may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Lease Indenture Trustee nor the Security Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Lease Indenture Trustee or the Security Agent was negligent in ascertaining the pertinent facts; and

                  (iii) the Lease Indenture Trustee and the Security Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
         Section 7.7 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Lease Indenture that in any way relates to the Lease Indenture Trustee or the Security Agent is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

         (e) No provision of this Lease Indenture shall require the Lease Indenture Trustee nor the Security Agent to expend or risk its own funds or incur any liability. The Lease Indenture Trustee and the Security Agent shall be under no obligation to exercise any of its rights and powers under this Lease Indenture at the request or direction of any Noteholders, unless such Noteholder shall have offered and, if requested, provided to the Lease Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Lease Indenture Trustee shall not be liable for interest on any money received by it except as the Lease Indenture Trustee or the Security Agent may agree in writing with the Owner Lessor. Money held in trust by the Lease Indenture Trustee or the Security Agent need not be segregated from other funds except to the extent required by law.

SECTION 8.2       RIGHTS OF LEASE INDENTURE TRUSTEE

         (a) The Lease Indenture Trustee or the Security Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Lease Indenture Trustee and the Security Agent need not investigate any fact or matter stated in the document, but the Lease Indenture Trustee nor the Security Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Lease Indenture Trustee or the Security Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Owner Lessor personally or by agent or attorney.

         (b) Before the Lease Indenture Trustee or the Security Agent acts or refrains from acting, it may require a Manager's Certificate or an Opinion of Counsel or both. The Lease Indenture Trustee or the Security Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Lease Indenture Trustee or the Security Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Lease Indenture Trustee or the Security Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Lease Indenture Trustee or the Security Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Lease Indenture.

         (e) Unless otherwise specifically provided in this Lease Indenture, any demand, request, direction or notice from the Owner Lessor shall be sufficient if signed by the Independent Manager of the Owner Lessor.

         (f) The Lease Indenture Trustee or the Security Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Lease Indenture at the request or direction of any of the Lease Indenture Secured Parties unless such Lease Indenture Secured Parties shall have offered and, if requested, provided to the Lease Indenture Trustee or the Security Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) No permissive right of the Lease Indenture Trustee or the Security Agent to act hereunder shall be construed as a duty.

         (h) Whenever in the administration of this Lease Indenture the Lease Indenture Trustee or the Security Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Lease Indenture Trustee or the Security Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers Certificate, an Opinion of Counsel, or both.

SECTION 8.3       INDIVIDUAL RIGHTS OF SECURITY AGENT

                  The Security Agent in its individual or any other capacity may become the owner or pledgee of Lessor Notes and may otherwise deal with the Owner Lessor or any Affiliate of the Owner Lessor with the same rights it would have if it were not the Security Agent. However, in the event that the Security Agent acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Lease Indenture Trustee or resign. Any Agent may do the same with like rights and duties. The Security Agent is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.4       LEASE INDENTURE TRUSTEE'S DISCLAIMER

                  The Lease Indenture Trustee or the Security Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Lease Indenture or the Lessor Notes; they shall not be accountable for the Owner Lessor's use of the proceeds from the Lessor Notes or any money paid to the Owner Lessor or upon the Owner Lessor's direction under any provision of this Lease Indenture; they shall not be responsible for the use or application of any money received by any Paying Agent other than the Lease Indenture Trustee, and they shall not be responsible for any statement or recital herein or any statement in the Lessor Notes or any other document in connection with the sale of the Lessor Notes or pursuant to this Lease Indenture other than its certificate of authentication.

SECTION 8.5       NOTICE OF LEASE INDENTURE DEFAULTS

                  If a Lease Indenture Default or a Lease Indenture Event of Default occurs and is continuing and if the Lease Indenture Trustee receives written notice thereof, the Lease Indenture Trustee shall (at the expense of the Owner Lessor) mail to Noteholders a notice of the Lease Indenture Default or Lease Indenture Event of Default within 90 days after it occurs. Except in the case of a Lease Indenture Default or Lease Indenture Event of Default in payment of principal of, premium, if any, or interest on any Lessor Note, the Lease Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Noteholders of the Lessor Notes.

SECTION 8.6       GENERAL AUTHORITY OF THE SECURITY AGENT OVER THE INDENTURE
                  ESTATE

                  Each Lease Indenture Secured Party hereby irrevocably constitutes and appoints, effective after the occurrence and during the continuance of a Lease Indenture Event of Default, the Security Agent and any officer or agent thereof, with full power of substitution as among such officers and agents, as its true and lawful attorney-in-fact with full power and authority in the name of such Lease Indenture Secured Party or in its own name, from time to time in the Security Agent's reasonable discretion to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of the Lease Indenture (but subject to the terms hereof and thereof) and to accomplish the purposes hereof and thereof; and, without limiting the generality of the foregoing, each Lease Indenture Secured Party hereby gives the Security Agent, during any Lease Indenture Event of Default or Lease Indenture Default, the power and right on behalf of such Lease Indenture Secured Party, without notice to or further assent by such Lease Indenture Secured Party, to: (i) ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Indenture Estate; (ii) receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Security Agent as, or in connection with, the Indenture Estate, (iii) commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Indenture Estate; (iv) sell, transfer, assign or otherwise deal in or with the Indenture Estate or any part thereof as fully and effectively as if the Security Agent were the absolute owner thereof; (v) exercise all remedies provided for by the Lease Indenture; and (vi) do, at its option and at the expense and for the account of such Lease Indenture Secured Party, at any time or from time to time, all acts and things which the Security Agent reasonably deems necessary to perfect the liens and security interests of the Security Agent in the Indenture Estate, to protect or preserve the Indenture Estate and to realize upon the Indenture Estate in each case is accordance with the terms hereof. Each Lease Indenture Secured Party hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

SECTION 8.7       COMPENSATION

                  The Owner Lessor agrees to pay to the Lease Indenture Trustee and the Security Agent from time to time compensation as agreed upon by the Lease Indenture Trustee and the Security Agent and the Owner Lessor, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Lease Indenture and services hereunder. The Lease Indenture Trustee's and the Security Agent's compensation shall not be limited by any law on compensation of a Lease Indenture Trustee of an express trust.

                  To secure the Owner Lessor's payment obligations in this Section, the Lease Indenture Trustee and the Security Agent shall have a lien prior to the Lessor Notes on all money or property held or collected by the Lease Indenture Trustee or the Security Agent, except that held in trust to pay principal and interest on particular Lessor Notes.

                  When the Lease Indenture Trustee or the Security Agent incurs expenses or renders services after a Lease Indenture Event of Default specified in Section 7.1(e) or (b) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

SECTION 8.8       REPLACEMENT OF LEASE INDENTURE TRUSTEE

                  A resignation or removal of the Lease Indenture Trustee or the Security Agent and appointment of a successor Lease Indenture Trustee or Security Agent shall become effective only upon the successor Lease Indenture Trustee's acceptance of appointment as provided in this Section.

                  The Lease Indenture Trustee or the Security Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Owner Lessor. The Noteholders of a majority in principal amount of the then outstanding Lessor Notes may remove the Lease Indenture Trustee or the Security Agent by so notifying the Lease Indenture Trustee or the Security Agent and the Owner Lessor in writing. The Owner Lessor may by a Board Resolution remove the Lease Indenture Trustee or the Security Agent if:

         (a) the Lease Indenture Trustee or the Security Agent fails to comply with Section 8.10 hereof;

         (b) the Lease Indenture Trustee or the Security Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Lease Indenture Trustee or the Security Agent under any Bankruptcy Code;

         (c) a custodian or public officer takes charge of the Lease Indenture Trustee or Security Agent or either of its property; or

         (d) the Lease Indenture Trustee or the Security Agent becomes incapable of acting as Lease Indenture Trustee hereunder.

                  If the Lease Indenture Trustee or the Security Agent resigns or is removed or if a vacancy exists in the office of Lease Indenture Trustee or the Security Agent for any reason, the Owner Lessor shall promptly appoint a successor Lease Indenture Trustee or Security Agent. Within one year after the successor Lease Indenture Trustee or Security Agent takes office, the Required Lease Indenture Secured Parties may appoint a successor Lease Indenture Trustee or Security Agent to replace the successor Lease Indenture Trustee or Security Agent appointed by the Owner Lessor.

                  If a successor Lease Indenture Trustee or Security Agent does not take office within 60 days after a vacancy exists in the office of the Lease Indenture Trustee or the Security, as applicable, the non-retiring Lease Indenture Trustee or Security Agent, as applicable, the Owner Lessor, the Noteholders of at least 10% in principal amount of the then outstanding Lessor Notes or any of the Debt Service Reserve Letter of Credit Secured Parties may petition any court of competent jurisdiction for the appointment of a successor Lease Indenture Trustee or Security Agent, as applicable.

                  If the Lease Indenture Trustee or Security Agent, as applicable, after receiving a written request by any Noteholder who has been a BONA FIDE Noteholder for at least six months, fails to comply with Section 8.10, such Noteholder or any of the Debt Service Reserve Letter of Credit Secured Parties may petition any court of competent jurisdiction for the removal of the Lease Indenture Trustee or Security Agent, as applicable and the appointment of a successor Lease Indenture Trustee or Security Agent, as applicable.



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

                  A successor Lease Indenture Trustee or Security Agent, as applicable shall deliver a written acceptance of its appointment to the retiring Lease Indenture Trustee or Security Agent, as applicable and to the Owner Lessor. Thereupon, the resignation or removal of the retiring Lease Indenture Trustee shall become effective, and the successor Lease Indenture Trustee or Security Agent, as applicable shall have all the rights, powers and duties of the Lease Indenture Trustee or Security Agent, as applicable under this Lease Indenture. The successor Lease Indenture Trustee or Security Agent, as applicable shall mail a notice of its succession to the Noteholders. The retiring Lease Indenture Trustee or Security Agent, as applicable shall promptly transfer all property held by it as Lease Indenture Trustee or Security Agent, as applicable to the successor Lease Indenture Trustee or Security Agent, as applicable, PROVIDED all sums owing to the Lease Indenture Trustee or Security Agent, as applicable hereunder have been paid and subject to the lien provided for in Section 8.7 hereof. Notwithstanding replacement of the Lease Indenture Trustee or Security Agent pursuant to this Section 8.8, the Owner Lessor's obligations under Section 8.7 hereof shall continue for the benefit of the retiring Lease Indenture Trustee.

SECTION 8.9       SUCCESSOR LEASE INDENTURE TRUSTEE BY MERGER, ETC

                  If the Lease Indenture Trustee or Security Agent or any Agent of theirs consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Lease Indenture Trustee, Security Agent or Agent, as the case may be.

SECTION 8.10       ELIGIBILITY; DISQUALIFICATION

         (a) There shall at all times be a Lease Indenture Trustee and a Security Agent hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

SECTION 8.11      OTHER CAPACITIES

                  All references in this Lease Indenture to the Lease Indenture Trustee shall be deemed to refer to the Lease Indenture Trustee in its capacity as Lease Indenture Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Lease Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Lease Indenture Trustee shall be

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deemed to apply with the same force and effect to the Lease Indenture Trustee acting in its capacities as any Agent.


                                   ARTICLE IX
                                  SHARED RIGHTS

SECTION 9.1       CERTAIN RIGHTS OF OWNER LESSOR AND OWNER PARTICIPANT

         (a) Notwithstanding any other provisions of this Lease Indenture other than Section 9.1 hereof, including the Granting Clause, the following rights (the "SECTION 9.1 RIGHTS") shall be exercisable by the Owner Lessor or the Security Agent (acting upon a Notice of Action):

                  (i) at all times the Owner Lessor shall have the right, together with or independently of the Security Agent, (A) to receive from the Facility Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Facility Lessee is permitted or required to give or furnish to the Owner Lessor pursuant to any Operative Document, (B) to exercise inspection rights granted to the Owner Lessor pursuant to Section 12 of the Facility Lease, (C) to exercise, to the extent necessary to enable it to exercise its rights under Section 7.2 hereof, the rights of the Owner Lessor under Section 20 of the Facility Lease, (D) to request from the Facility Lessee such further documents or assurances, or request that the Facility Lessee take such further actions in respect of such party's interests, as shall be required to be delivered or taken by the Facility Lessee pursuant to Section 5.6 or 17.14 of the Participation Agreement and (E) to declare and give notice of a Lease Default or a Lease Event of Default pursuant to Section 17 of the Facility Lease; PROVIDED, HOWEVER, that the rights -------- ------- excepted and reserved by this Section 9.1(a)(i) shall not be deemed to include the exercise of any remedies provided for in Section 17.1 of the Facility Lease (other than Section 17.1(g)), except that the Owner Lessor and the Owner Participant may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee of the applicable covenants and terms of Excepted Payments but not proceed to terminate the Facility Lease;

                  (ii) so long as the Lessor Notes have not been accelerated pursuant to Section 7.3 hereof and the Security Agent shall not have commenced the exercise of remedies to dispossess the Facility Lessee of the Undivided Interest under this Lease Indenture, the Owner Lessor shall have the right, but not to the exclusion of the Security Agent and to the extent permitted by the Operative Documents and Requirements of Law, to (A) seek specific performance of the, covenants of the Facility Lessee under the Operative Documents relating to the protection, insurance, maintenance, possession, use and return of the Property Interest, (B) to provide such insurance as may be permitted by
         Section 11 of the Facility Lease
         and (C) to perform for the Facility Lessee as provided in Section 20 of the Facility Lease; and

                  (iii) so long as the Lessor Notes have not been accelerated pursuant to Section 7.3 hereof (or, if accelerated, such acceleration has theretofore been rescinded) and the Security Agent shall not have commenced the exercise of remedies to dispossess the Facility Lessee of the Undivided Interest under this Lease Indenture, neither the Owner Lessor nor the Security Agent shall have any right, without the prior consent of the other (A) to amend, supplement, modify or waive any return condition in Section 5 of the Facility Lease or to amend, supplement, modify, waive or replace the Reimbursement Agreement or the Ownership and Operation Agreement, or (B) to exercise any rights with respect to the Facility Lessee's use and operation, modification or maintenance of the Property Interest which the Facility Lease specifically confers on the Owner Lessor or to exercise any rights with respect to the use and operation, modification or maintenance of Owner Lessor under the Ownership and Operation Agreement, or (C) to exercise the Owner Lessor*s right under Section 22.4(b) of the Facility Lease to withhold or grant its consent to an assignment by the Facility Lessee of its rights under the Facility Lease; and

         (b) Notwithstanding the foregoing provisions of this Section 9.1 but subject to Section 7.4(b) hereof, the Security Agent (acting upon a Notice of Action) shall at all times have the right to declare the Facility Lease in default and to exercise the remedies set forth in Section 17.1 of the Facility Lease and in Section 7.4 and 7.5 hereof. Notwithstanding anything herein or in any other Operative Document to the contrary, so long as the Facility Lessee or any Affiliate of the Facility Lessee is a Noteholder or Owner Lessor, neither the Facility Lessee nor any such Affiliate, in its capacity as Noteholder or Owner Lessor, shall have any rights to approve, consent to, vote on or ratify any action, inaction or determination taken or made or to be taken or made hereunder; provided, however, that this sentence shall not apply to the Facility Lessee or any such Affiliate with respect to those matters set forth in Section
10.2 hereof requiring the consent of all Noteholders.

         (c) Notwithstanding any other provision of this Lease Indenture:

                  (i) The Owner Lessor shall at all times, to the exclusion of the Lease Indenture Trustee and the Security Agent, retain all rights
         (A) subject to the Lease Subordination Agreement (so long as it has not been terminated) in accordance with its terms, to demand and receive payment of, and to commence an action for payment of, Excepted Payments, but the Owner Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 17 of the Facility Lease; (B) except in connection with the exercise of remedies pursuant to the Facility Lease, to exercise the Owner Lessor*s rights relating to the Appraisal Procedure and to confer and agree with the Facility Lessee on Fair

         Market Rental Value, or any Renewal Lease Term; (C) retain all rights with respect to insurance that Section 11 of the Facility Lease specifically confers upon the Owner Lessor and to waive any failure by the Facility Lessee to maintain the insurance required by Section 11 of the Facility Lease before or after the fact so long as the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice; (D) to consent or withhold consent to (1) any change of control as provided in Section 6.1 of the Participation Agreement or
         Section 16.1(m) of the Facility Lease or (2) to sell, lease, convey or otherwise transfer its interest provided in Article 14 of the Participation Agreement, PROVIDED THAT such consent shall not be given if: (i) the Bonds are not rated at least BBB- by S&P, Baa3 by Moody's, and BBB by Duff & Phelps, and a reaffirmation of such ratings if obtained and (ii) the reduction of EME's interest in the facility Lessee has not been approved by more than 66 2/3 of the Noteholders;
         (E) to exercise remedies from time to time set forth in Section 17.1(g) of the Facility Lease; (F) to adjust Basic Lease Rent (or any component thereof), Allocated Rent, Lessor Section 467 Loan Balance, Lessee
         Section 467 Loan Balance, Lessor Section 467 Interest, Proportional Rent, Lessee Section 467 Interest and Termination Value as provided in
         Section 3.4 of the Facility Lease, Section 13 of the Participation Agreement or the Tax Indemnity Agreement; provided, however, that after giving effect to any such adjustment (x) the amount of Basic Lease Rent (exclusive of Component A thereof) payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Lessor Notes then outstanding and (y) Termination Value (exclusive of any Component A thereof) shall in no event be less (when added to all other amounts required to be paid by the Facility Lessee in respect of any early termination of the Facility Lease other than any portion thereof that is Component A of Basic Lease Rent or an Excepted Payment) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on all Lessor Notes outstanding on and as of such date of payment; and (G) to modify the provisions of Section 6.10 of the Participation Agreement, provided that such terms as modified are no more favorable than the provisions of Section 6.9 of the Participation Agreement;

                  (ii) So long as the Lessor Notes have not been accelerated pursuant to Section 7.3 hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Security Agent shall not have exercised any of its rights pursuant to Section 7 hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall retain the right to the exclusion of the Security Agent to exercise the rights of the Owner Lessor under the provisions of Section 10 (other than Section
         10.3 and Section 10.5 thereof), 13, 14 and 15 of the Facility Lease; PROVIDED, HOWEVER, that if a Lease Indenture Event of Default shall have occurred and be continuing, subject to Section 7.2, the Owner Lessor shall cease to retain such rights upon notice from the Security Agent (acting upon a Notice of Action) stating that such rights shall no longer be retained by the Owner Lessor.

SECTION 9.2       NO REPRESENTATIONS OR WARRANTIES AS TO THE PROPERTY INTEREST.

                  NONE OF THE OWNER LESSOR, THE OWNER MANAGER, THE TRUST COMPANY OR THE OWNER PARTICIPANT MAKES OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, WORKMANSHIP, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE PROPERTY INTEREST OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, INCLUDING ANY ENVIRONMENTAL LIABILITY, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROPERTY INTEREST OR ANY PART THEREOF WHATSOEVER, except that the Owner Lessor warrants that on the Closing Date it shall have received such rights and interests that were conveyed to it with respect to the Property Interest pursuant to the Facility Deed, the Bill of Sale and the Facility Site Lease subject to the rights of the parties to this Lease Indenture and to Permitted Liens and Permitted Encumbrances, and the Trust Company warrants that on the Closing Date the Property Interest shall be free and clear of Owner Lessor Liens attributable to the Trust Company. None of the Owner Manager or the Trust Company makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Lessor LLC Agreement or the Lessor Notes or as to the correctness of any statement contained in any such document, except for the representations and warranties of the Owner Lessor, the Owner Manager or the Trust Company in its individual capacity made under this Lease Indenture or in the Participation Agreement.


                                    ARTICLE X
             SUPPLEMENTS AND AMENDMENTS TO THIS LEASE INDENTURE AND
                                OTHER DOCUMENTS

SECTION 10.1      WITHOUT CONSENT OF NOTEHOLDERS OR REQUIRED NOTEHOLDERS.

                  Subject to the provisions of the Participation Agreement, at any time and from time to time, the Owner Lessor (but only on the written request of the Owner Participant) and the Lease Indenture Trustee may enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or


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

consent with respect to any other Operative Document, without the consent of the Noteholders or the Required Lease Indenture Secured Parties for one or more of the following purposes:

                  (i) to correct, confirm or amplify the description of any property at any time subject to the lien on the Indenture Estate or to convey, transfer, assign, mortgage or pledge any property or assets to the Security Agent as security for the Lessor Notes;

                  (ii) to evidence the succession of another corporation as Owner Manager or the appointment of a co-manager in accordance with the terms of the Lessor LLC Agreement;

                  (iii) to add to the covenants of the Owner Lessor for the benefit of the Lease Indenture Secured Parties such further covenants, restrictions, conditions or provisions as the Owner Lessor and the Security Agent shall consider to be for the protection of the Noteholders of any series, and to make the occurrence, or the occurrence and continuance, of a default in complying with any such additional covenant, restriction, condition or provision a Lease Indenture Event of Default permitting the enforcement of all or any of the several remedies provided in this Lease Indenture as herein set forth; in respect of any such additional covenant, restriction, condition or provision, such supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a Lease Indenture Event of Default or may limit the remedies available to the Security Agent upon such a Lease Indenture Event of Default or may limit the right of the Required Lease Indenture Secured Parties to waive such a Lease Indenture Event of Default;

                  (iv) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplement which may be defective or inconsistent with any other provision contained herein or in any supplement, or to add or modify such other provisions or agreements herein or in any other Operative Documents, in each case as the Owner Lessor may deem necessary or desirable, with respect to matters or questions arising under this Lease Indenture; provided that no such action shall, in the reasonable judgment of the Security Agent, materially adversely affect the interests of the Lease Indenture Secured Parties of any series;

                  (v) to provide for any evidence of the creation and issuance of any Subsequent Lessor Notes of any series pursuant to, and subject to the conditions of, Section 2.6 and to establish the form and terms of such Subsequent Lessor Notes;



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                  (vi) to effect an assumption of the Lessor Notes, as permitted by Section 2.21; PROVIDED that the supplemental indenture entered into to effect such assumption shall contain all of the covenants applicable to the Facility Lessee contained in the Facility Lease and the Participation Agreement for the benefit of the Lease Indenture Trustee, the Security Agent or the Lease Indenture Secured Parties, such that the Facility Lessee's obligations contained therein, to the extent they are applicable, will continue to be in full force and effect in the event the Facility Lease is terminated;

                  (vii) to evidence and provide for the removal of the Lease Indenture Trustee or Security Agent or the acceptance of appointment hereunder by a successor Lease Indenture Trustee or Security Agent with respect to the Lessor Notes as provided in Section 8.8;

                  (viii) to grant or confer upon the Lease Indenture Trustee or the Security Agent for the benefit of the Lease Indenture Secured Parties any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred upon the Lease Indenture Trustee or the Security Agent and which are not contrary to or inconsistent with this Lease Indenture;

                  (ix) subject to Section 10.2 with respect to the provisions of the Indenture Estate Documents referred to therein, to effect any other amendment, modification, supplement, waiver or consent with respect to any Indenture Estate Document; provided that no such action shall, in the judgment of the Security Agent, materially and adversely affect the interests of the Lease Indenture Secured Parties; PROVIDED, HOWEVER, that no such amendment, -------- ------- modification, supplement, waiver or consent contemplated by this Section 10.1 shall, without the consent of the Required Lease Indenture Secured Parties, modify the provisions of Sections 5.4, 5.10, 6.1, 6.2, 6.3, 6.7 or 6.10 of the
         Participation Agreement or Sections 19.1, 22.4(b), 22.4(c) or 22.4(d) of the Facility Lease (other than any amendment, modification, supplement, waiver or consent having no adverse effect on the interests of the Lease Indenture Secured Parties).

                  (x) The Security Agent and the Lease Indenture Trustee is hereby authorized to join with the Owner Lessor in the execution of any such supplement, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder, but the Security Agent and the Lease Indenture Trustee shall not be obligated to enter into any such supplement which affects the Lease Indenture Trustee's or the Security Agent's own rights, duties or immunities under this Lease Indenture or otherwise.



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SECTION 10.2      WITH CONSENT OF REQUIRED NOTEHOLDERS; LIMITATIONS.

                  Subject to the provisions of the Participation Agreement, at any time and from time to time, (i) the Owner Lessor (but only on the written request of the Owner Participant) and the Security Agent and the Lease Indenture Trustee (but only if so directed upon a Notice of Action to the extent that the same is not expressly permitted by Section 10.1), may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Lease Indenture as specified in such request,
(ii) the Owner Lessor (but only on the written request of the Owner Participant) and, except with respect to Excepted Payments, the Security Agent and the Lease Indenture Trustee (but only if so directed upon a Notice of Action to the extent that the same is not expressly permitted by Section 10.1), may enter into such written amendment of or supplement to any Indenture Estate Document as may be specified in such request and (iii) the Owner Lessor shall not revoke or otherwise terminate the Lessor LLC Agreement or, if such amendment or supplement would impair the rights of the Security Agent and the Lease Indenture Trustee or any Lease Indenture Secured Parties, amend or supplement the Lessor LLC Agreement; provided, however, that, without the consent of each Lease Indenture Secured Party affected, except with respect to Excepted Payments, no such amendment of or supplement to any Indenture Estate Document, and no waiver or modification of the terms of any thereof, shall, except to the extent pertaining to the Excepted Payments,

                  (i) modify the definition of the term "Required Lease Indenture Secured Party" or reduce the percentage of Lease Indenture Secured Parties required to take or approve any action hereunder,

                  (ii) change the amount or the time of payment of any amount owing or payable under any Lessor Note or change the rate or manner of calculation of interest payable with respect to any Lessor Note, or make any Lessor Note payable in money other than that stated on the Lessor Notes,

                  (iii) alter or modify the provisions of Section 3 hereof with respect to the manner of payment or the order of priorities in which distribution thereunder shall be made as between the Noteholders, the Debt Service Reserve Letter of Credit Secured Parties and the Owner Lessor or the Owner Participant, or waive a Lease Indenture Event of Default in the payment of principal of, premium, if any, or interest on the Lessor Notes (except a rescission of acceleration of the Lessor Notes by the Noteholders of at least 66 2/3% in aggregate principal amount of then outstanding Lessor Notes and a waiver of the payment default that resulted from such acceleration),

                  (iv) reduce the amount (except as to any amount as shall be sufficient to pay the aggregate principal of, make-whole premium, if any, and interest on, all


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

         outstanding Lessor Notes) or extend the time of payment of Basic Lease Rent or Termination Value except as expressly provided in the Facility Lease, or, except in connection with Section 10.1(vi), change any of the circumstances under which Basic Lease Rent or Termination Value is payable,

                  (v) except in connection with Section 10.1(vi) or as expressly provided in Section 22.4 of the Facility Lease, allow for the assignment of the Facility Lease if, in connection therewith, the Facility Lessee will be released from its obligation to pay Basic Lease Rent and Termination Value,

                  (vi) except in connection with Section 10.1(vi), release the Facility Lessee from its obligation to pay Basic Lease Rent or Termination Value or change the absolute and unconditional character of such obligations as set forth in Section 9 of the Facility Lease,

                  (vii) deprive the Security Agent of the lien on a material portion of the Indenture Estate or permit the creation of any lien on a material portion of the Indenture Estate ranking equally or prior to the lien of the Security Agent, except for permitted liens.

                  (viii) make any change in the provisions of this Lease Indenture relating to waivers of past Lease Indenture Defaults or the rights of Noteholders to receive payments of principal of, premium, if any, or interest on the Lessor Notes;

                  (ix) waive a redemption payment with respect to any Lessor Note; or

                  (x) make any change in the foregoing amendment and waiver provisions.

SECTION 10.3      DOCUMENTS FURNISHED TO NOTEHOLDERS.

                  Promptly after the execution by the Owner Lessor, the Security Agent or the Lease Indenture Trustee of any document entered into pursuant to Sections 10.1 and 10.2, the Lease Indenture Trustee shall furnish a copy thereof to the Noteholders but the failure of the Lease Indenture Trustee to deliver such conformed copy, or the failure of the Noteholders to receive such conformed copies, shall not impair or affect the validity of such document.

SECTION 10.4      LEASE INDENTURE TRUSTEE AND SECURITY AGENT PROTECTED.

                  Notwithstanding anything to the contrary contained herein, if, in the opinion of the Lease Indenture Trustee or the Security Agent, any document required to be executed by it pursuant to Sections 10.1 and 10.2 adversely affects any right, duty, immunity or indemnity of or in favor of the Lease Indenture Trustee or the Security


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

Agent under any Indenture Estate Document or under any other Operative Document, the Lease Indenture Trustee or the Security Agent may in its discretion decline to execute such document unless the Person or Persons requesting any related action shall provide an indemnity that is reasonably satisfactory to the Lease Indenture Trustee or the Security Agent.

SECTION 10.5      REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Lease Indenture Secured Party is a continuing consent by the Lease Indenture Secured Party, even if notation of the consent is not made on any Lessor Note. However, any such Lease Indenture Secured Party may revoke the consent if the Security Agent receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Lease Indenture Secured Party.

SECTION 10.6      NOTATION ON OR EXCHANGE OF LESSOR NOTES

                  The Lease Indenture Trustee may place an appropriate notation about an amendment, supplement or waiver on any Lessor Note thereafter authenticated. The Owner Lessor in exchange for all Lessor Notes may issue and the Lease Indenture Trustee shall, upon receipt of an Authentication Order, authenticate new Lessor Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Lessor Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.7      LEASE INDENTURE TRUSTEE TO SIGN AMENDMENTS, ETC

                  The Lease Indenture Trustee and the Security Agent shall sign any amended or supplemental Lease Indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Lease Indenture Trustee or the Security Agent. The Owner Lessor may not sign an amendment or supplemental Lease Indenture unless signed pursuant to Section 6.1 of the Lessor LLC Agreement. In executing any amended or supplemental indenture, the Lease Indenture Trustee and the Security Agent shall be entitled to receive and (subject to Section 8.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.4 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Lease Indenture.



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                                   ARTICLE XI
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.1      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Owner Lessor may, at its option and at any time, elect to have either Section 11.2 or 11.3 hereof be applied to all outstanding Lessor Notes upon compliance with the conditions set forth below in this Article 11.

SECTION 11.2      LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Owner Lessor's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Owner Lessor shall, subject to the satisfaction of the conditions set forth in Section 11.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Lessor Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Owner Lessor shall be deemed to have paid and discharged the entire Indebtedness represented by the Debt Service Reserve Letter of Credit and by the outstanding Lessor Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 11.5 hereof and the other Sections of this Lease Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Lessor Notes and this Lease Indenture (and the Lease Indenture Trustee or the Security Agent, as applicable, on demand of and at the expense of the Owner Lessor, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Noteholders of outstanding Lessor Notes to receive solely from the trust fund described in Section 11.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Lessor Notes when such payments are due, (b) the Owner Lessor's obligations with respect to such Lessor Notes under Article 2 hereof, (c) the rights, powers, trusts, duties and immunities of the Security Agent, the Lease Indenture Trustee and any Agent hereunder and the Owner Lessor's obligations in connection therewith, including, without limitation, Article 8 and Section 11.5 and 11.7 hereunder, and (d) this Article 11. Subject to compliance with this Article 11, the Owner Lessor may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof.

SECTION 11.3      COVENANT DEFEASANCE

                  Upon the Owner Lessor's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, the Owner Lessor shall, subject to the satisfaction of the conditions set forth in Section 11.4 hereof, be released from its obligations under the material covenants contained herein with respect to the outstanding Lessor Notes on and after the date the conditions set forth in Section 11.4 are satisfied (hereinafter, "COVENANT

DEFEASANCE"), and the Lessor Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Noteholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Lessor Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Lessor Notes or any outstanding amounts due under the Debt Service Reserve Letter of Credit, the Owner Lessor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Lease Indenture Default or a Lease Indenture Event of Default under Section 7.1 hereof, but, except as specified above, the remainder of this Lease Indenture and such Lessor Notes shall be unaffected thereby. In addition, upon the Owner Lessor's exercise under Section 11.1 hereof of the option applicable to this
Section 11.3 hereof, subject to the satisfaction of the conditions set forth in
Section 11.4 hereof, Section 7.1(a) hereof shall not constitute a Lease Indenture Event of Default.

SECTION 11.4      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 11.2 or 11.3 hereof to the outstanding Lessor Notes or any outstanding amounts due under the Debt Service Reserve Letter of Credit, as applicable:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Owner Lessor must irrevocably deposit with the Security Agent in the Security Agent's Account, in trust, for the benefit of the Noteholders (or the Debt Service Reserve Letter of Credit Secured Parties as applicable), cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Lessor Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Owner Lessor must specify whether the Lessor Notes are being defeased to maturity or to a particular redemption date and any amount outstanding under the Debt Service Reserve Letter of Credit;

         (b) in the case of an election under Section 11.2 hereof, the Owner Lessor shall have delivered to the Lease Indenture Trustee an Opinion of Counsel in the United States reasonably acceptable to the Lease Indenture Trustee confirming that (A) the Owner Lessor has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Lease Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders of the outstanding Lessor Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 11.3 hereof, the Owner Lessor shall have delivered to the Lease Indenture Trustee an Opinion of Counsel in the United States reasonably acceptable to the Lease Indenture Trustee confirming that, subject to customary assumptions and exclusions, the Noteholders of the outstanding Lessor Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Lease Indenture Default or Lease Indenture Event of Default shall have occurred and be continuing on the date of such deposit (other than a Lease Indenture Default or a Lease Indenture Event Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 7.1(e) or 7.1(f) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Lease Indenture Default under, any material agreement or instrument (other than this Lease Indenture or any other Financing Document) to which the Owner Lessor is a party or by which the Owner Lessor is bound;

         (f) the Owner Lessor shall have delivered to the Security Agent an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Owner Lessor shall have delivered to the Security Agent an Officer's Certificate stating that the deposit was not made by the Owner Lessor with the intent of preferring the Noteholders or the Debt Service Reserve Letter of Credit Secured Parties over any other creditors of the Owner Lessor or with the intent of defeating, hindering, delaying or defrauding creditors of the Owner Lessor or others; and

         (h) the Owner Lessor shall have delivered to the Lease Indenture Trustee and the Security Agent an Officer's Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.



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SECTION 11.5      DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                  OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 11.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Security Agent (or other qualifying trustee or agent) pursuant to Section 11.4 hereof in respect of the outstanding Lessor Notes or outstanding amounts due under the Debt Service Reserve Letter of Credit shall be held in trust and applied by the Security Agent, in accordance with the provisions of such Lessor Notes and this Lease Indenture, to the payment, either directly or through any Paying Agent, to the Noteholders of such Lessor Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or any of the Debt Service Reserve Letter of Credit Secured Parties.

                  The Owner Lessor agrees to pay and indemnify the Lease Indenture Trustee and the Security Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Noteholders of the outstanding Lessor Notes.

                  Anything in this Article 11 to the contrary notwithstanding, the Lease Indenture Trustee or the Security Agent shall deliver or pay to the Owner Lessor from time to time upon the request of the Owner Lessor any money or non-callable Government Securities held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Lease Indenture Trustee (which may be the opinion delivered under Section 11.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 11.6      REPAYMENT TO OWNER LESSOR

                  Any money deposited with the Security Agent or any Paying Agent, or then held by the Owner Lessor in trust for the payment of the principal of, premium, if any, or interest on any Lessor Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Owner Lessor on its request or (if then held by the Owner Lessor) shall be discharged from such trust; and the Noteholder of such Lessor Note shall thereafter, as a secured creditor, look only to the Owner Lessor for payment thereof, and all liability of the Security Agent or such Paying Agent with respect to such trust money, and all liability of the Owner Lessor as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Security Agent or such Paying Agent, before being required to make any such repayment, may at the expense of the Owner Lessor cause to be published once, in The New York


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Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Owner Lessor.

SECTION 11.7      REINSTATEMENT

                  If the Security Agent or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 11.2 or 11.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Owner Lessor's obligations under this Lease Indenture and the Lessor Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof until such time as the Security Agent or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 11.2 or 11.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Owner Lessor makes any payment of principal of, premium, if any, or interest on any Lessor Note following the reinstatement of its obligations, the Owner Lessor shall be subrogated to the rights of the Noteholders of such Lessor Notes to receive such payment from the money held by the Security Agent or Paying Agent.


                                   ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.1      TERMINATION OF INDENTURE

                  Upon payment in full of the principal of and interest on, and all other amounts payable to the Noteholders hereunder, under all Lessor Notes and under the Operative Documents and to each of the Debt Service Letter of Credit Secured Parties, the Security Agent shall execute and deliver to the Owner Lessor an appropriate instrument releasing the Indenture Estate from the lien of this Lease Indenture and releasing the Indenture Estate Documents from the assignment and pledge thereof hereunder, and the Security Agent shall execute and deliver such instrument as aforesaid and, at the Owner Lessor's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Lessor to give effect to such release; PROVIDED, HOWEVER, that this Lease Indenture shall earlier terminate and shall be of no further force or effect upon any sale or other final disposition by the Security Agent of all property constituting part of the Indenture Estate and the final distribution by the Security Agent of all moneys or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Further, upon the purchase or redemption of the Lessor Notes pursuant to
Section 4.7 or 4.8 hereof, and receipt by the Lease Indenture Trustee and then the Security Agent of a certificate from each Noteholder to the effect that all sums payable to the Noteholders hereunder and under the


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Operative Documents, the Security Agent shall execute and deliver to the Owner
Lessor an appropriate instrument releasing the Indenture Estate from the lien of this Lease Indenture and releasing the Indenture Estate Documents from the assignment and pledge hereunder, and the Security Agent shall execute and deliver such instruments as aforesaid. Except as otherwise provided in this
Section 12.1, this Lease Indenture and the lien created by this Lease Indenture shall continue in full force and effect in accordance with the terms hereof. Promptly upon receipt by a Noteholder of payment in full of the principal of and interest on the Lessor Notes held by it, and all other amounts payable to it hereunder, under the Lessor Notes and under the Operative Documents and under the Debt Service Reserve Letter of Credit such Noteholder shall deliver the appropriate certificate contemplated by the foregoing sentences of this Section
12.1 to be delivered by it.

SECTION 12.2      NOTICES

                  Any notice or communication by the Owner Lessor, the Lease Indenture Trustee and the Security Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

                  If to the Owner Lessor:

                  Homer City OL1 LLC

                  c/o Wells Fargo Bank Minnesota, N.A.
                  Corporate Trustee Services
                  MAC; N2691-090
                  213 Court Street
                  Middletown, CT 06457

                  With a copy to:

                  Wells Fargo Bank Northwest, N.A.
                  Corporate Trust Services
                  MAC; U1254-031
                  Salt Lake City, UT 84111

                  If to the Lease Indenture Trustee or the Security Agent:

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

                  The Bank of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:  Corporate Trust Division
                  Facsimile:  212-852-1625

                  The Owner Lessor, the Lease Indenture Trustee or the Security Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Lease Indenture Secured Party shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Paying Agent.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Security Agent or the Lease Indenture Trustee, which shall be effective only upon actual receipt thereof.

                  If the Owner Lessor mails a notice or communication to Noteholders, it shall mail a copy to the Lease Indenture Trustee, the Security Agent and each Agent at the same time.

SECTION 12.3      RULES BY LEASE INDENTURE TRUSTEE AND AGENTS

                  The Lease Indenture Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.4 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

                  No director, officer, employee, incorporator, shareholder or Affiliate of the Owner Lessor, as such, shall have any liability for any obligations of the Owner Lessor under the Lessor Notes, this Lease Indenture or for any claim based on, in respect


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of, or by reason of, such obligations or their creation. Each Noteholder of
Lessor Notes by accepting a Lessor Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Lessor Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 12.5      GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS LEASE INDENTURE AND THE LESSOR NOTES EXCEPT TO THE EXTENT THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA ARE MANDATORILY APPLICABLE UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

SECTION 12.6      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Lease Indenture may not be used to interpret any other indenture, loan or debt agreement of the Owner Lessor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Lease Indenture.

SECTION 12.7      SUCCESSORS

                  All agreements of the Owner Lessor in this Lease Indenture and the Lessor Notes shall bind its successors. All agreements of the Lease Indenture Trustee and the Security Agent in this Lease Indenture shall bind its successors.

SECTION 12.8      SEVERABILITY

                  In case any provision in this Lease Indenture or in the Lessor Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.9      COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Lease Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.10      TABLE OF CONTENTS, HEADINGS, ETC

                  The Table of Contents and Headings of the Articles and Sections of this Lease Indenture have been inserted for convenience of reference only, are not to be considered a part of this Lease Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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SECTION 12.11     CONCERNING THE OWNER MANAGER.

                  The Owner Manager is executing this Lease Indenture on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall the Trust Company (or any successor entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Lessor or the Owner Manager hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party; PROVIDED, HOWEVER, that the Trust Company (or any such successor Owner Manager) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

SECTION 12.12     ACKNOWLEDGEMENT.

                  In order to secure the Fundco Bonds of the Lender, the Lender will assign and grant a first priority security interest in favor of the Bondholder Trustee in and to all of the Lender's right, title and interest to and under the Lessor Notes. The Owner Lessor hereby consents to such assignment and to the creation of such lien and security interest and acknowledges receipt of copies of the Fundco Indenture. In addition, the Lender has granted to the Bondholder Trustee a power of attorney to, among other things, take any action with respect to and exercise any rights or remedies of the Lender under the Lessor Notes and this Lease Indenture and has assigned to the Bondholder Trustee its rights to receive any and all payments on and in respect of the Lessor Notes and this Lease Indenture for as long as the estate created by the Fundco Indenture remains in existence. The Owner Lessor hereby acknowledges and consents to such power of attorney and assignment and further agrees that all amounts due to the Lender under the Lessor Notes and this Lease Indenture will be paid directly to the Bondholder Trustee. Unless and until the lien of the Fundco Indenture shall have been discharged, the Bondholder Trustee shall have the right to exercise the rights of the Lender under this Lease Indenture and to directly receive for application in accordance with the Fundco Indenture all amounts payable or otherwise distributable with respect to the Lessor Notes or this Lease Indenture.



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                                   SIGNATURES

Dated as of December __, 2001


                                       THE BANK OF NEW YORK, as Lease Indenture
                                       Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK, as Security Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       HOMER CITY OLI LLC, as Owner Lessor


                                       By:
                                           -------------------------------------
                                           Wells Fargo Bank Northwest, National
                                           Association, not in its individual
                                           capacity, but solely as Owner Manager
                                           under the Lessor LLC Agreement


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:





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                          EXHIBIT A to Lease Indenture

                          FORM OF INITIAL LESSOR NOTES

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
                  BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF
                EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR
                   PURSUANT TO AN EXEMPTION FROM REGISTRATION
                                 UNDER SAID ACT

                               Homer City OL1 LLC
                                 as Owner Lessor

                       SERIES [A] [B] LESSOR NOTE DUE [ ]

$[___________] December, 20_

                  Homer City OL1 LLC (herein called the "OWNER LESSOR", which term includes any successor person under the Indenture hereinafter referred to), a Delaware limited liability company and wholly-owned subsidiary of [General Electric Capital Corporation], a Delaware corporation (the "OWNER PARTICIPANT") acting pursuant to that certain LLC Agreement (LA1) effective as of September __, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the "LESSOR LLC AGREEMENT") between the Owner Participant and Wells Fargo Bank Northwest, National Association (the "TRUST COMPANY"), hereby promises to pay to [________________________][, as Lease Indenture Trustee/Paying Agent,] or its registered assigns, the principal sum of [_____________] Dollars, which is due and payable in a series of installments of principal on the Rent Payment Dates and in the amounts set forth in Annex A hereto; PROVIDED, HOWEVER, that the final principal payment hereon shall in any and all events equal the then outstanding principal balance hereof. Interest shall be due and payable in arrears on each Rent Payment Date and on the date the Lessor Note is paid in full at the rate of [ ]% per annum on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Lessor Note shall bear interest, to the extent permitted by Requirements of Law, at a rate that is 1% per annum in excess of the rate then in effect on any part of the principal amount hereof and on any interest, Make-Whole Premium or other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for the period the same is past due, payable on demand of the holder hereof.



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                  Capitalized terms used in this Lessor Note which are not
otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust and Security Agreement, dated as of December __, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the " LEASE INDENTURE"), between the Owner Lessor and The Bank of New York, not in its individual capacity but solely as trustee (the "LEASE INDENTURE Trustee").

                  All payments of principal and interest and all other amounts to be made by the Owner Lessor hereunder or under the Lease Indenture shall be made only from the income and proceeds from the Indenture Estate and the Owner Lessor and Lease Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Lease Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to enable such payments to be made in accordance with the terms of the Lease Indenture. Each holder hereof, by its acceptance of this Lessor Note, agrees that (a) it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided, (b) none of the Lease Indenture Trustee, Owner Participant, any OP Guarantor, the Owner Manager or the Trust Company, or any Affiliate of any thereof, is, or shall be, personally liable to the holder hereof for any amounts payable under this Lessor Note or under the Lease Indenture or for any liability under the Lease Indenture, except as expressly provided in the Lease Indenture and (c) any such amounts shall be non-recourse to the assets of each of the Lease Indenture Trustee, the Owner Participant, any OP Guarantor, the Owner Manager or the Trust Company, or any Affiliate of any thereof.

                  Principal, Make-Whole Premium (if any) and interest and other amounts due hereunder or under the Lease Indenture shall be payable in Dollars by wire transfer of immediately available funds on the due date thereof to the Security Agent's Account (by wire transfer of immediately available funds if not otherwise specified) or to such other account as the holder hereof shall have designated to the Owner Lessor in writing. Payment to the Lease Indenture Trustee must be received by 10:00 a.m., New York City time. If any sum payable hereunder or under the Lease Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day and, if paid on such Business Day, the payment thereof shall be without penalty or interest (unless calculation of such amount is based on actual days elapsed) or other adjustment.

                  The holder hereof, by its acceptance of this Lessor Note, agrees that each payment of principal and interest or other amounts received by it hereunder shall be applied, first, to the payment of interest on this Lessor Note (as well as any interest on overdue principal, and, to the extent permitted by law, interest and other amounts hereunder) due and payable to the date of such payment as hereinabove provided, second, to the payment of the principal of, and Make-Whole Premium, if any, then due hereunder, and third, to the extent permitted under the Lease Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and Make-Whole Premium, if any, hereunder.

                  This Lessor Note is one of the Lessor Notes, and one of the Initial Lessor Notes, referred to in the Lease Indenture which have been or are to be issued by the Owner Lessor pursuant to the terms of the Lease Indenture. The Indenture Estate is held by the Lease Indenture Trustee as security for the Lessor Notes. Reference is hereby made to the Lease Indenture for a statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Lessor Note and of the rights and obligations of the Noteholders of, and the nature and extent of the security for, the other Lessor Notes, as well as for a statement of the terms and conditions of the trusts created thereby. By its acceptance of this Lessor Note, each holder hereof agrees to all of the terms and conditions in the Lease Indenture and in the Participation Agreement referred to therein expressed to be binding on the Lease Indenture Trustee or a holder of a Lessor Note.

                  There shall be maintained a register for the purpose of registering this Lessor Note and registering transfers and exchanges of Lessor Notes in the manner provided in Section 2.11 of the Lease Indenture. As provided in the Lease Indenture and subject to certain limitations therein set forth, the Lessor Notes are exchangeable for Lessor Notes of the same series, of any authorized denominations and of like aggregate original principal amount, as requested by the holder hereof surrendering the same.

                  Except as otherwise provided in Section 2.11 of the Lease Indenture, prior to the due presentment for registration of transfer of this Lessor Note, the Owner Lessor and the Lease Indenture Trustee shall deem and treat the Person in whose name this Lessor Note is registered on the register as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect to this Lessor Note and for all other purposes whether or not this Lessor Note is overdue, and neither the Owner Lessor nor any holder hereof shall be affected by any notice to the contrary. All payments made on this Lessor Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Lessor Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

                  This Lessor Note is subject to redemption solely as required or permitted by Sections 4.7 and 4.8 of the Lease Indenture, to purchase by the Facility Lessee or the Owner Participant as provided in Sections 10.2(a), 13.3(a) and 14.3 of the Facility Lease and to assumption by the Facility Lessee in accordance with Section 2.21 of the Lease Indenture. If at any time a Lease Indenture Event of Default shall have occurred and be continuing, this Lessor Note may, subject to certain rights of the Owner Lessor and Owner Participant contained or referred to in the Lease Indenture, be declared, and under certain circumstances shall automatically be deemed to be declared, due and payable, all upon the conditions, in the manner and with the effect provided in the Lease Indenture.

                  By its acceptance hereof, the holder of this Lessor Note agrees that the Owner Manager is executing this Lessor Note on behalf of the Owner Lessor solely in its capacity as Owner Manager under the Lessor LLC Agreement and not in its individual capacity and in no case shall the Trust Company (or any entity acting as Owner Manager under the Lessor LLC Agreement) be personally liable in respect of the obligations stated to be those of the Owner Lessor or the Owner Participant hereunder.

                  In circumstances set forth in Section 2.21 of the Lease Indenture, the obligations of the Owner Lessor under this Lessor Note may, subject to the conditions set forth in Section 2.21 of the Lease Indenture, be assumed in whole by the Facility Lessee in accordance with Section 2.21 of the Lease Indenture, in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the holder of this Lessor Note may be required to exchange this Lessor Note for a new Lessor Note evidencing such assumption.

                  THIS LESSOR NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE, WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Owner Lessor has caused this Lessor Note to be executed in its name by the Owner Manager by an officer of the Owner Manager thereunto duly authorized, as of the date hereof.

                                   Homer City OL1 LLC, as Owner Lessor


                                   By:  Wells Fargo Bank Northwest, National
                                   Association, not in its individual capacity,
                                   but solely as Owner Manager under the
                                   LLC                  Agreement


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                  SCHEDULE OF SCHEDULED PAYMENTS OF PRINCIPAL

             [Attach the following table for Series A Lessor Notes]


--------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENTAGE OF PRINCIPAL AMOUNT
             PRINCIPAL PAYMENT DATES                               PAYABLE ON EACH PRINCIPAL PAYMENT DATE
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2004                                             1.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2005                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2006                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2007                                             2.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2008                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2009                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2010                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2011                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2012                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2013                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2014                                             3.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2015                                             4.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2016                                             4.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2017                                             5.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2018                                             5.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2019                                             3.500%
--------------------------------------------------------------------------------------------------------------------------
                                  [Attach the following table for Series B Lessor Notes]
--------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENTAGE OF PRINCIPAL AMOUNT
             PRINCIPAL PAYMENT DATES                               PAYABLE ON EACH PRINCIPAL PAYMENT DATE
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2004                                             0.055%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2005                                             0.480%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2006                                             0.590%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2007                                             0.375%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2008                                             0.375%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2009                                             0.415%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2010                                             1.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2011                                             1.750%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2012                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2013                                             1.250%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2014                                             1.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2015                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2016                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2017                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2018                                             2.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2019                                             2.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2020                                             3.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2021                                             3.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2022                                             3.500%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2023                                             4.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2024                                             4.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2025                                             5.000%
--------------------------------------------------------------------------------------------------------------------------
           April 1 and October 1, 2026                                             6.210%
--------------------------------------------------------------------------------------------------------------------------


                                      A-2-1

                                 ASSIGNMENT FORM

To assign this Lessor Note, fill in the form below: (I) or (we) assign and transfer this Lessor Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Lessor Note on the books of the Owner Lessor. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      ---------

                                            Your signature:
                                                           ---------------------
                                            (Sign exactly as your name appears
                                            on the face of this Lessor Note)

                                            Tax Identification No.:
                                                                   -------------


                                            SIGNATURE GUARANTEE:

                                            ------------------------------------

                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Paying Agent, which requirements
                                            include membership or participation
                                            in the Security Transfer Agent
                                            Medallion Program ("STAMP") or such
                                            other "signature guarantee program"
                                            as may be determined by the Paying
                                            Agent in addition to, or in
                                            substitution for, STAMP, all in
                                            accordance with the Securities
                                            Exchange Act of 1934, as amended.


                                      A-2-2

                                  EXHIBIT B

        ----------------------------------------------------------------

                   THIS MORTGAGE CONSTITUTES A FIXTURE FILING
                 UNDER THE PENNSYLVANIA UNIFORM COMMERCIAL CODE

        -----------------------------------------------------------------


              THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES
                UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000
                  PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS
                       AS DESCRIBED IN 42 PA.C.S. SS.8143

        -----------------------------------------------------------------



                      OPEN-END MORTGAGE, SECURITY AGREEMENT

                             AND ASSIGNMENT OF RENTS



                         dated as of December ___, 2001

                                      from

                               HOMER CITY OL1 LLC,
                               as the Owner Lessor

                                       to

                              THE BANK OF NEW YORK,
                         as Security Agent and Mortgagee

            --------------------------------------------------------


                            When recorded return to:
                              The Bank of New York
                 c/o The United States Trust Company of New York
                        114 West 47th Street, 25th Floor
                            New York, New York 10036
                    Attention: Corporate Trust Administration

              THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES
                UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000
                  PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS
                        AS DESCRIBED IN 42 Pa.C.S.ss.8143


                      OPEN-END MORTGAGE, SECURITY AGREEMENT

                             AND ASSIGNMENT OF RENTS

         THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS (this "Mortgage"), dated as of December ___, 2001, is made by and between HOMER CITY OL1 LLC, a Delaware limited liability company ("OWNER Lessor"), as mortgagor, and THE BANK OF NEW YORK as Security Agent for the Lease Indenture Secured Parties as defined below (the "SECURITY AGENT").

         WHEREAS, the Owner Lessor is the ground tenant of an undivided percentage interest (the "GROUND Interest") in the land more particularly described on Schedule I hereto (the "SITE") pursuant to the Facility Site Lease described on Schedule II hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "FACILITY SITE LEASE"), a memorandum of which Facility Site Lease is recorded in __________ Book _____, page _____ in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

         WHEREAS, the Owner Lessor has subleased the Ground Interest to EME Homer City Generation L.P. ("HOMER CITY") pursuant to the Facility Site Sublease described on Schedule III hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "FACILITY SITE SUBLEASE"), a memorandum of which Facility Site Sublease is recorded in __________ Book _____, page _____ in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

         WHEREAS, the Owner Lessor is the fee owner of an undivided 30% interest in the generating facilities located on the Site (the "FACILITY") more particularly described in Schedule IV hereto (the "UNDIVIDED Interest").

         WHEREAS, the Owner Lessor has leased the Undivided Interest in the Facility to Homer City pursuant to a Facility Lease described on Schedule V hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "FACILITY LEASE"), a memorandum of which Facility Lease is recorded in ____ Book_____, page _____ in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

         WHEREAS, Owner Lessor, the Security Agent and The Bank of New York (the "LEASE INDENTURE TRUSTEE") have entered into an Indenture of Trust and Security Agreement, dated as of December ___, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "LEASE INDENTURE"), to provide among other things for the issuance by the Owner Lessor of certain Lessor Notes as defined therein, and for the grant of this Mortgage;

         WHEREAS, pursuant to the Lease Indenture, the Security Agent serves as a common representative and to hold the Indenture Estate for the benefit of the Lease Indenture Secured Parties;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (i) the prompt payment of the principal of and interest on, and all other amounts due with respect to, the Lessor Notes from time to time outstanding, and all other amounts owing by Owner Lessor hereunder or under the Lease Indenture, and the performance and observance by Owner Lessor of all the agreements, covenants and provisions contained in the Operative Documents, and the prompt payment of all amounts from time to time due or to become due to any Lease Indenture Secured Party under the Operative Documents (collectively the "LESSOR SECURED OBLIGATIONS"), Owner Lessor hereby grants, bargains, sells, conveys, aliens, enfeoffs, confirms, releases, assigns, transfers, pledges and mortgages unto the Security Agent acting for and on behalf of the Lease Indenture Secured Parties, a first priority security interest in and mortgage lien on all estate, right, title and interest now held or hereafter acquired by the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now or hereafter acquired, other than Excepted Payments (such property, rights, interests and privileges as are conveyed pursuant to this granting clause, but excluding Excepted Payments and the rights to enforce and collect the sums as set forth herein, being hereinafter referred to as the "INDENTURE ESTATE"):

                           (1) the Undivided Interest; the Owner Lessor's
                  interest in all goods (as defined in the Uniform Commercial Code as in effect in the State of New York from time to time) constituting the Facility; all appliances, parts, instruments, appurtenances, accessories, furnishings, equipment or other property of whatever nature that may from time to time be incorporated in the Facility ("Components"), except to the extent constituting a modification, alteration, addition or improvement to the Facility ("Improvements"); the Owner Lessor's interest in any Improvements; the Facility Site Lease and the Ground Interest thereunder; the Facility Lease and all payments of any kind by the Facility Lessee thereunder (including Rent); the Facility Site Sublease and the Sublease Ground Interest thereunder and all payments of any kind by the Facility Lessee thereunder; Owner Lessor's interest in all tangible property located on or at or attached to the Facility Land that an interest in such tangible property arises under applicable real estate law ("FIXTURES"); the Facility Deed, the Bill of Sale, the Ownership and Operation Agreement, the Lessor LLC Agreement, and all and any interest in any property now or hereafter granted to the Owner Lessor pursuant to any provision of the Facility Site Lease, Facility Lease or the Facility Site Sublease; the Security Depositary Agreement, the Debt Service Reserve Letter of Credit, the Pledge and Collateral Agreement and each other Operative Document to which the Owner

                  Lessor is a party (the Undivided Interest, the Owner Lessor's interest in any Components, the Owner Lessor's interest in any fixtures, Improvements and the Ground Interest are collectively referred to as the "PROPERTY INTEREST" and the documents, specifically referred to above in this paragraph
                  (1) are collectively referred to as the "INDENTURE ESTATE DOCUMENTS"), including, without limitation, (x) all rights of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor) to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor), whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Default or Lease Event of Default and (y) any right to restitution from the Facility Lessee, any sublessee or any other Person in respect of any determination of invalidity of any such document;

                           (2) all rents, royalties, issues, profits, revenues,
                  proceeds, damages, claims and other income from the property described in this Granting Clause, including, without limitation, all payments or proceeds payable to the Owner Lessor as the result of the sale of the Property Interest or the lease or other disposition of the Property Interest, and all estate, right, title and interest of every nature whatsoever of the Owner Lessor in and to such rents, issues, profits, revenues and other income and every part thereof (the "LEASE REVENUES");

                           (3) all condemnation proceeds with respect to the
                  Property Interest or any part thereof (to the extent of the Owner Lessor's interest therein), and all proceeds (to the extent of the Owner Lessor's interest therein) of all insurance maintained pursuant to Section 11 of the Facility Lease or otherwise;

                           (4) all other property of every kind and description
                  and interests therein now held or hereafter acquired by the Owner Lessor pursuant to the terms of any Operative Document, wherever located;

                           (5) all damages resulting from breach (including,
                  without limitation, breach of warranty or misrepresentation) or termination of any of the Indenture Estate Documents or arising from bankruptcy, insolvency or other similar proceedings involving any party to the Indenture Estate Documents;

                           (6) the Debt Service Reserve Account and all amounts
                  on deposit therein; and

                           (7) all proceeds of the foregoing;

                  BUT EXCLUDING from the Indenture Estate all Excepted Payments, any and all rights to enforce and collect the same, and SUBJECT TO the rights of the Owner Lessor and the Owner Participant under the Lease Indenture.

                  TO HAVE AND TO HOLD the Indenture Estate unto the Security Agent, forever, provided that if Owner Lessor shall pay and otherwise observe and perform all of the Lessor Secured Obligations, then this Mortgage and the estate and interests hereby granted, shall cease and be void.

                  AND Owner Lessor covenants and agrees with Security Agent as follows:

                  1. PAYMENT AND PERFORMANCE. THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000 PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 Pa.C.S. ss.8143. Subject to the terms and conditions of the Lease Indenture, Owner Lessor shall pay when due and shall observe and perform all of the Lessor Secured Obligations.

                  2. DEFAULT. Owner Lessor shall not be deemed in default hereunder unless and until a Lease Indenture Event of Default shall have occurred.

                  3. REMEDIES. Upon the occurrence and continuance of a Lease Indenture Event of Default, Mortgagee may forthwith exercise, separately, concurrently, successively or otherwise, but only in compliance with the Lease Indenture, any and all rights and remedies available to Mortgagee pursuant to this Mortgage or the Lease Indenture or available by law, equity or otherwise.

                  4. MORTGAGEE'S RIGHT TO PERFORM OBLIGATIONS. Upon the occurrence and continuance of any Lease Indenture Event of Default, and in addition to all other rights and remedies available to it, to the extent provided in the Lease Indenture the Security Agent shall have the right, but not the obligation, to perform the Obligation of Owner Lessor then in default, and to make all advances of funds in connection therewith as the Security Agent deems appropriate, including, without limitation, for the payment of taxes, assessments, and other charges and costs for the protection of the Indenture Estate or the lien of this Mortgage and expenses incurred by reason of the default of this Mortgage, all of which expenditures shall be secured by the lien of this Mortgage and payable on demand of Security Agent.

                  5. INVALIDITY. If any term, provision, or condition of the Lease Indenture, Facility Lease, the Facility Sublease, the Facility Site Lease and/or this Mortgage or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable in any respect, the remainder thereof shall be construed without such provision and the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, as the case may be, shall not be affected thereby, and each term and provision thereof shall be valid and enforced to the fullest extent permitted by law.

                  9. GOVERNING LAW. This Mortgage shall be governed by the laws of the Commonwealth of Pennsylvania.

                  10. LEASE INDENTURE. This Mortgage is executed pursuant to the Lease Indenture, and is subject to the rights and obligations of the Owner Lessor, the Owner Participant and the Security Agent as set forth therein (except to the extent inapplicable by their nature to a mortgage). Capitalized terms used and not defined herein shall have the meaning given such terms in the Lease Indenture.

                  11. FUTURE ADVANCES, 42 PA. C.S. SECTION 8143. This Mortgage shall secure any additional loans as well as any and all present or future advances and readvances under or in connection with the Lessor Secured Obligations, made pursuant to or in connection with the Lease Indenture to or for the benefit of Owner Lessor or the Indenture Estate, all of which shall be entitled to the benefits of an Open-End Mortgage under 42 Pa.C.S.A. ss.8143 and shall have the same lien priority as if the future loans, advances or readvances were made as of the date hereof including, without limitation: (i) principal, interest, late charges, fees and other amounts due under the Lease Indenture, the Lessor Notes, or this Mortgage; (ii) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, and other charges and costs incurred by Security Agent for the enforcement and protection of the Indenture Estate or the lien of this Mortgage; and (ii) all legal fees, costs and other expenses incurred by the Security Agent by reason of any Lease Indenture Event of Default.

                  12. 42 PA. C.S. SECTION 8144. In addition to any other indebtedness secured hereby, this Mortgage secures unpaid balances of advances made with respect to the Indenture Estate, for the payment of taxes, assessments, and other charges or costs incurred for the protection of the Indenture Estate or the lien of this Mortgage, and expenses incurred by the Security Agent by reason of default by Owner Lessor under this Mortgage. This Mortgage shall be a lien on the Indenture Estate from the time the Mortgage is left for record, or the time of delivery to the Security Agent of a Purchase Money Mortgage which is recorded within ten days after its date, for the full amount of the unpaid balances of such advances that are made under this Mortgage, plus interest thereon, regardless of the time when such advances are or may be made.

                  IN WITNESS WHEREOF, Owner Lessor has executed this Mortgage as of the date first above written.

                                       HOMER CITY OL1 LLC


                                       By: WELLS FARGO BANK
                                           NORTHWEST, NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity, but solely as Owner Manager
                                           under the Lessor LLC Agreement


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


I certify that the precise address
of the within named mortgagee is:

         The Bank of New York
         c/o The United Sates Trust Company of New York
         114 West 47th Street, 25th Floor
         New York, New York 10036
         Attention: Corporate Trust Administration


------------------------------
For the mortgagee

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


                  To wit, I, hereby certify, that on this ___ day of December, in the year 2001, before the subscriber, a Notary Public, personally appeared _____________, the ___________________ of Wells Fargo Bank Northwest, National Association and that he/she, as _______________ of such corporation, acknowledged the foregoing deed to be the act of said corporation as Owner Manager under the LIMITED LIABILITY COMPANY AGREEMENT dated as of December __, 2001.

                  In testimony whereof, I have affixed my official seal, this ____ day of December, A.D. 2001.



                                                         --------------------
                                                         Notary Public

My commission expires: ________________

                       [ADD OWNER LESSOR ACKNOWLEDGEMENT]




                  [ADD SCHEDULE I - LEGAL DESCRIPTION OF SITE]


              [ADD SCHEDULE II - DESCRIPTION OF FACILITY SITE LEASE


           [ADD SCHEDULE III - DESCRIPTION OF FACILITY SITE SUBLEASE]


                 [ADD SCHEDULE IV - DESCRIPTION OF THE FACILITY]


                [ADD SCHEDULE V - DESCRIPTION OF FACILITY LEASE]

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL BOND

                  The following exchanges of a part of this Regulation S Temporary Global Bond for an interest in another Global Bond for an interest in this Regulation S Temporary Global Bond, have been made:


                                                                    Principal Amount
                         Amount of          Amount of increase     of this Global Bond
                        decrease in            in Principal          following such
                     Principal Amount         Amount of this          decrease (or
Date of Exchange    of this Global Bond        Global Bond              increase
----------------    -------------------        -----------              --------















                                      C-1